UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
RELIANCE BANCSHARES, INC.

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number

          10401 Clayton Road
          Frontenac, Missouri 63131

April 1, 2010
Dear Shareholder:
You are cordially invited to attend the Annual Meeting of Shareholders of Reliance Bancshares, Inc. The meeting will be held in the Ambassadeur Room at the Frontenac Hilton, 1335 South Lindbergh Boulevard, Saint Louis, Missouri 63131, on Tuesday, May 4, 2010 at 6:00 p.m. local time.
The Notice of Annual Meeting and proxy statement appears on the following pages and describes the formal business to be transacted at the meeting. Also included is our Annual Report on Form 10-K which has been filed with the SEC. This includes the independent certified public accountants’ audited financial statements of Reliance Bancshares, Inc. and subsidiaries as of December 31, 2009 and 2008 from Cummings, Ristau and Associates, P.C. During the meeting we will provide you with an update on the performance of your company. Directors and Executive Officers of the company, as well as a representative of Cummings, Ristau and Associates, P.C., the company’s independent auditors, will be present to answer any questions you might have.
It is very important that your shares are represented at this meeting and, therefore, whether or not you plan to attend the meeting in person, we urge you to vote by completing and mailing the enclosed proxy card. If you attend the meeting you may vote in person even if you have previously voted. Also enclosed is a response card and return envelope regarding your attendance at the annual meeting. Please complete the card and return it in the green envelope addressed to Reliance Bancshares, Inc., at 10401 Clayton Road.
We look forward to seeing you at the meeting and providing you with an update on your company.
Sincerely,

Jerry S. Von Rohr
Chairman & Chief Executive Officer

          10401 Clayton Road
          Frontenac, Missouri 63131

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 4, 2010

          The Annual Meeting of the Shareholders of Reliance Bancshares, Inc. will be held in the Ambassadeur Room at the Frontenac Hilton, 1335 South Lindbergh Boulevard, Saint Louis, Missouri 63131, on Tuesday, May 4, 2010, at 6:00 p.m. local time, for the following purposes:
(1)	To elect four (4) Class II directors for terms of three (3) years each; and

(2)	To ratify the appointment of Cummings, Ristau & Associates, P.C. as the Corporation’s independent public accountant; and

(3)	To approve a non-binding advisory proposal on compensation of certain executive officers; and

(4)	To consider any other business that may properly come before the meeting.
          Shareholders of record of Class A Common Stock of the Corporation at the close of business on March 22, 2010 are entitled to notice of and to vote at the meeting and any adjournments thereof.
By Order of the Board of Directors:
Fortis M. Lawder
Secretary
IMPORTANT – Your proxy card is enclosed. You can vote your shares by completing and returning your proxy card in the enclosed postage-paid envelope. Whether or not you expect to be present at the meeting, please review the Proxy Statement and promptly vote and return the enclosed proxy card. You can revoke your proxy by attending the Annual Meeting and voting in person.

PROXY STATEMENT

TWELFTH ANNUAL MEETING OF SHAREHOLDERS OF
RELIANCE BANCSHARES, INC.
To Be Held May 4, 2010

     This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Reliance Bancshares, Inc. (the “Company” or “Reliance”) for use at the Twelfth Annual Meeting of Shareholders to be held in the Ambassadeur Room at the Frontenac Hilton, 1335 South Lindbergh Boulevard, Saint Louis, Missouri 63131 beginning at 6:00 p.m., local time, on Tuesday, May 4, 2010, and at any adjournment or adjournments thereof (the “Annual Meeting”), for the purposes set forth in the attached Notice of Annual Meeting of Shareholders and as further described herein.
GENERAL INFORMATION
     Proxies in the form enclosed are being solicited by the Board of Directors of the Company. A shareholder may revoke a properly executed proxy at any time before it is exercised by filing a written revocation or a duly executed proxy bearing a later date with the Secretary of the Company either prior to or at the Annual Meeting or by voting in person at the Annual Meeting. If a proxy is properly executed and returned in time, the shares of Class A Common Stock represented thereby will be voted in accordance with the instructions specified thereon, or if no contrary instructions are specified, the shares of Class A Common Stock represented thereby will be voted in favor of the election of the nominees to the Board of Directors and in favor of the proposals in the manner described herein. This Proxy Statement and the related form of proxy are first being sent to shareholders of the Company on or about April 1, 2010. The Company’s year-end audited financial statements prepared by its independent certified public accountants are enclosed herewith, accompanied by a copy of the Company’s Form 10-K, excluding exhibits, filed with the Securities and Exchange Commission (the “SEC”).
     The solicitation of proxies will be made primarily by mail by Directors and regular employees of the Company who will not receive any additional remuneration therefore. The Company will pay the total expense of the proxy solicitation. Brokers, nominees, fiduciaries, and other custodians will be requested to forward soliciting material to the beneficial owners of shares of Class A Common Stock and will be reimbursed for their expenses.
     As of the date of this Proxy Statement, the Board of Directors is not aware of any matters which may come before the Annual Meeting other than those matters which are referred to in this Proxy Statement. If any other matters properly come before the Annual Meeting, the proxy holders will vote the shares of Class A Common Stock represented thereby in accordance with their best judgment.
     Voting Securities. The authorized capital stock of the Company consists of 42,000,000 shares including 40,000,000 shares of Class A Common Stock, $0.25 par value, and 2,000,000 shares of Preferred Stock, no par value. As of March 22, 2010, 20,972,091 shares of Class A Common Stock were issued and outstanding, representing all of the shares of capital stock entitled to vote at the Annual Meeting. Of the authorized 2,000,000 shares of Preferred Stock, 42,380 shares were issued and outstanding as of March 22, 2010.
     Record Date. In accordance with the Company’s Bylaws, the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting is March 22, 2010.
     General Information. A copy of the Company’s 2010 Annual Report Form 10-K filed with the SEC and this Proxy Statement will be available at our website with the address www.reliancebancshares.com/doc/type/reports. All reports will be made available as soon as reasonably practicable after they are filed with or furnished to the SEC. They may also be viewed at www.sec.gov or paper copies may be requested by contacting Reliance Bancshares, Inc. at 10401 Clayton Road, Frontenac, Missouri 63131.

     Vote Required for Approval. With respect to those matters to be acted upon at the Annual Meeting, each shareholder of record is entitled to one vote for each share of Class A Common Stock that the shareholder holds on the record date. Cumulative voting for the election of Directors is not available.
     A majority of the outstanding shares of Class A Common Stock entitled to vote must be represented in person or by proxy at the Annual Meeting in order for there to be a quorum to conduct the election of Directors and the other matters described in this Proxy Statement. If a quorum is present at the Annual Meeting, the affirmative vote of a majority of the shares entitled to vote which are present in person or represented by proxy at the Annual Meeting is required to elect directors, ratify the appointment of Cummings, Ristau & Associates, P.C. as the Company’s independent registered public accounting firm for 2010 and to act on any other matters properly brought before the Annual Meeting.
     Shares represented by proxies which are marked or voted (i) “withheld” for the election of the Board’s director nominees, (ii) “abstain” to ratify the appointment of the Company’s independent registered public accounting firm, or (iii) to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees, against the ratification of the appointment of the Company’s independent registered public accounting firm, against the non-binding advisory proposal on compensation of certain executive officers and against such other matters, respectively. Shares held by brokers that do not have discretionary authority to vote on a proposal and have not received voting instructions from their clients are considered “broker non-votes.” Broker non-votes are considered present or represented for purposes of determining a quorum but are not counted or deemed present or represented for determining whether shareholders have approved that proposal.
CORPORATE GOVERNANCE
Code of Business Conduct and Ethics
     In order to assure the proper and ethical performance of its business and to maintain the confidence of the public, customers, and stockholders, the Board of Directors of Reliance Bancshares, Inc. has established and adopted a Code of Conduct and Ethics (the “Code”). The Code establishes standards of ethical conduct and is applicable to the entire Company’s employees, officers and directors, including its Chief Executive Officer, Chief Financial Officer, principal financial and accounting officer, and any of its banking and non-banking subsidiaries. This Code supersedes any prior codes or policies. Any violation of this Code may result in corrective action, including termination from employment.
     The Code is included as an exhibit in the Company’s initial Form 10 registration filing with the SEC and is available at www.sec.gov, or by contacting Reliance Bancshares, Inc., at 10401 Clayton Road, Frontenac, Missouri 63131.
Shareholder Communications with Directors
     Shareholders can communicate with specific members and/or committees of the Company’s Board of Directors by mailing any correspondence to Reliance Bancshares, Inc., Attn: M. Sue Freed, Senior Vice President & Director of Investor Relations, 10401 Clayton Road, Frontenac, Missouri 63131. All communications intended for members of the Board of Directors will be reviewed and forwarded to the specified Board member. If the communications are not directed to a particular Board member or committee then the correspondence will be forwarded to all Board members.
Independent Directors
     The Company’s shares are not currently listed on any national securities exchange or other automated quotation system, nor is the Company applying for the initial listing of its securities on any such exchange or system in connection with this filing. The Company, therefore, is not presently governed by specific corporate governance guidelines or rules imposing independence requirements on the composition of the Board of Directors (the “Board” or “Board of Directors”) and its committees.

     The Company’s Board of Directors has chosen, however, to evaluate the independence of its members according to the definition of “independence” as set forth in The NASDAQ Stock Market Marketplace Rules and has determined that the following members of the Board are independent: Robert M. Cox, Jr., Dr. Richard M. Demko, Patrick R. Gideon, Lawrence P. Keeley, Jr., Earl G. Lindenberg, Gary R. Parker, James E. SanFilippo, Scott A. Sachtleben and David R. Spence. The Board has also determined that all members of the Company’s Audit Committee are considered independent under The NASDAQ Stock Market’s independence requirements for Audit Committee members.
Board of Directors and Committees
     During the year ended December 31, 2009, the Board of Directors held seven (7) meetings. All incumbent directors and nominees attended 75% or more of the aggregate of meetings of the Board of Directors and committees of the Board on which they served. The Company expects each of its directors to attend the Annual Meeting of Shareholders unless an emergency prevents them from attending.
     The Company’s Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Governance Committee.
     The Audit Committee. In 2009 the Audit Committee was composed of Robert M. Cox, Jr., Dr. Richard M. Demko, Julie Mathis (Reliance Bank, FSB representative and non-voting member), and Patrick R. Gideon, with Mr. Gideon as Chairman. Mr. Gideon resigned from the Audit Committee during 2009 due to time constraints and he was replaced as Chairman of the Audit Committee by Mr. Cox, who was chosen as Chairman based on his financial training and experience. As Audit Committee Chairman, Mr. Cox requested that two (2) additional members be added to the Audit Committee. Mr. Scott A. Sachtleben and Mr. Lawrence P. Keeley, Jr. were added to the Audit Committee. The Audit Committee met five (5) times in 2009.
     The Audit Committee is appointed by the Board of Directors to assist the Board in monitoring and overseeing (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Company’s internal and independent auditors, and (5) the business practices and ethical standards of the Company including it’s Code of Ethics Policy. The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, and (b) the preparation of the report that the SEC requires to be included in the Company’s annual proxy statement.
     The Audit Committee operates under a written Charter adopted by the Board of Directors. The Charter, however, does not make the Committee responsible to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditor. A copy of the Charter is included as Appendix A. The Audit Committee reviews and assesses the adequacy of the Charter on an annual basis.
     The Board of Directors has determined that each member of the Company’s Audit Committee is “independent” as defined under applicable NASDAQ listing standards and SEC rules. The Board of Directors has also determined that all of the current Audit Committee members are “audit committee financial experts” as defined under applicable SEC rules. See “Audit Committee Report” below for the formal report of the Audit Committee for 2009.
     The Compensation Committee. In 2009, the Compensation Committee was composed of Ralph W. Casazzone, James E. SanFilippo and Gary R. Parker, with Mr. Parker as Chairman. The Compensation Committee met twice in 2009. Upon Mr. Casazzone’s resignation as legal Director and new position as Director Emeritus, Barry D. Koenemann replaced Mr. Casazzone on the Compensation Committee.
     The Compensation Committee operates under a written Charter. The Compensation Committee Charter was amended as of March 17, 2009 to include the compensation restrictions that are required by the Troubled Assets Relief Program (“TARP”), the America Recovery and Reinvestment Act of 2009 (“ARRA”) and the Emergency Economics Stabilization Act of 2008 (“EESA”) guidelines. The amended Charter is included as Appendix B to this Proxy Statement. The Compensation Committee reviews and assesses the adequacy of the Charter on an annual basis. The Compensation Committee is required to meet every six (6) months, and did so in April, 2009 and October, 2009.
     The Compensation Committee determines, or recommends to the Board of Directors for determination and for payment by the Company’s wholly owned subsidiaries, salaries, bonuses and other compensation of executive officers. For additional information regarding the Company’s processes and procedures for the consideration and determination of director and executive officer compensation, see “Compensation of Directors” and “Executive Compensation” below.
     See “Compensation Committee Report” below for the formal report of the Compensation Committee for 2009.
     The Nominating & Governance Committee. In 2009, the Nominating & Governance Committee was composed of Barry D. Koenemann, Fortis M. Lawder, Earl G. Lindenberg and William P. Stiritz, with Mr. Koenemann as Chairman. Mr. Stiritz resigned from the Committee when he stepped down from the Board of Directors and became a Director Emeritus. Mr. Stiritz was not replaced on the Committee during 2009. The Nominating & Governance Committee met four (4) times in 2009.
     The Committee operates under a written Charter that is included as Appendix C in this Proxy Statement. The Nominating & Governance Committee reviews and assesses the adequacy of the Charter on an annual basis.
     The Committee is responsible for assisting the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders’ annual meeting, determine membership on the Board committees, recommend corporate governance guidelines and oversee annual self-evaluations by the Board. The Board will evaluate the Nominating & Governance Committee annually.
     The Committee considers a variety of factors before recommending a new director nominee or the continued service of existing Board members. A director nominee shall meet such director qualifications as may from time to time be established by the Board, including that the director nominee possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders. The Committee strongly considers individuals who may have a diverse point of view from the directors currently sitting on the Board. Keeping an updated outlook and bringing in different perspectives to the Board is strongly encouraged when determining who to recommend as a director nominee.
     The Committee must also consider factors when recommending the continuing service of an existing Board member. The Committee shall review the Board’s committee structure (including the nature, structure and operations of other Board committees) and recommend to the Board for its approval directors to be appointed as members on each Board committee. Prior to recommending the re-appointment of a director to a Board committee, the Committee shall review the existing director’s independence, if required, skills, Board committee meeting attendance, performance and contribution, and his or her fulfillment of committee responsibilities. If a vacancy on a Board committee occurs, the Committee shall recommend a director with relevant experience and skills, and who is independent, if required by the committee charter, to be appointed to fill the vacancy.
Board Leadership Structure
     Since the inception of the Company, the positions of Chairman of the Board and Chief Executive Officer have both been held by Mr. Jerry S. Von Rohr.
     While the Company’s bylaws do not require the Chairman and Chief Executive Officer positions to be held concurrently by one Director, the Board believes that having Mr. Von Rohr hold both positions is the appropriate leadership structure for the Company and demonstrates a commitment to the Company’s community banking objective and to the employees of the Company. The Board believes that Mr. Von Rohr is the most intimately familiar of all the Directors with the Company and its subsidiaries. Due to Mr. Von Rohr’s positions within Reliance Bank and Reliance Bank, FSB, he is the most familiar of the Directors with the infrastructure of the Company and its employees. Mr. Von Rohr has also shown the most involvement, personally and professionally, with the shareholders of the Company and the Board feels his relationship with the shareholders brings an important element to the position of Chairman and Chief Executive Officer of the Board. Moreover, Mr. Von Rohr and the other Directors hold a large percentage of the Company’s stock and feel that interest will positively affect the decisions Mr. Von Rohr and the Board make. These unique traits Mr. Von Rohr brings to the Board are significant for the Directors to stay current on the state of the Company and to effectively monitor and evaluate the performance of the Company and management.
The Board’s Role in Risk Oversight
     Oversight of risk management is central to the role of the Board. Currently, the Board of Directors and the Audit Committee are primarily responsible for overseeing the Company’s risk management processes, including those relating to lending, litigation and compliance risk. The members of the Board and Audit Committee regularly discuss the Company’s risk assessment and risk management policies and inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks.
     The Audit Committee is responsible for monitoring the Company’s financial reporting process and system of internal controls including controls related to risk management. The subsidiary banks’ committees have primary responsibility for monitoring credit risk. The subsidiary committees report to the Board and the Board regularly discusses and monitors any concentrations the Company may have in the loan portfolio, and considers any and all risks that may be associated with any lending concentrations. The Company has discussed with federal and state examiners any loan concentrations within the portfolio and the Board is working toward reducing any possible concentrations in commercial real estate loans. The Board and Audit Committee also monitor any loan exceptions that may arise and are reported from the subsidiary committees.
     The Compensation Committee is principally responsible for compensation-related risks. The Committee looks at all executive and officer compensation to be sure compensation levels are being sustained in a way that reflects the executive and officer performance, the Company’s performance, future goals and the state of the economy as a whole. The members of the Compensation Committee discuss and review the key business and other risks the Company faces and the relationship of those risks to any compensation arrangements. Such review is intended to comply with the requirements of the TARP rules and the Federal Reserve’s requirement to assess risk related to compensation plans.
     In addition to the specific examples above, each Board Committee has been assigned oversight responsibility for specific areas of risk and risk management, and each committee consider risks within their areas of responsibility.
COMPENSATION OF DIRECTORS
Director Compensation
     The following table discloses the compensation paid to each director of the Company. All directors receive $500 per meeting of the Board of Directors of the Company that he attends, and committee members receive an additional $200 per committee meeting attended, with the exception of the Audit Committee members, who receive $500 per meeting attended. Committee Chairmen do not receive additional compensation. Reliance Bank Board members also receive $400 for each meeting of Reliance Bank’s Board of Directors he attends. Members of Reliance Bank’s Credit Committee receive $500 per Credit Committee attended, and members of Reliance Bank’s Regulatory and Compliance Committee receive $300 per Regulatory and Compliance Committee attended, all of which are included in the amounts below.

					Change in
					Pension Value
	Fees				and
	Earned or			Non-Equity	Nonqualified
	Paid in	Stock	Option	Incentive Plan	Deferred
	Cash	Awards	Awards	Compensation	Compensation	All Other	Total
Name	($)	($)	($)	($)	Earnings	Compensation	($)
Ralph W. Casazzone	1,000						1,000	(1)
Robert M. Cox, Jr.	15,100						15,100
Richard M. Demko	14,700						14,700
Patrick R. Gideon	4,000						4,000
Lawrence P. Keeley, Jr.	9,400						9,400
Barry D. Koenemann	8,600						8,600
Fortis M. Lawder	10,900						10,900
Earl G. Lindenberg	11,600						11,600
Gary R. Parker	3,700						3,700
Scott A. Sachtleben	10,300						10,300
James E. SanFilippo	9,600						9,600
David A. Spence	2,000						2,000
William P. Stiritz	1,500						1,500	(2)
Jerry S. Von Rohr	11,100						11,100

(1)	Mr. Casazzone resigned from the Board in 2009 and accepted a position as Director Emeritus.

(2)	Mr. Stiritz resigned from the Board in 2009 and accepted a position as Director Emeritus.
Executive Officers
     The Company’s executive offices are located at 10401 Clayton Road, Frontenac, Missouri 63131.
     The biographical information for Jerry S. Von Rohr is included in Proposal 1: Election of Directors.
     Dale E. Oberkfell, age 54, was hired by Reliance Bancshares, Inc. as Executive Vice President and by Reliance Bank as President and Chief Operating Officer in May 2005 and has served on the Board of Directors for Reliance Bank since 2005. He also serves as a Board Member of the Federal Home Loan Bank of Des Moines, the Olin School of Business Executive Alumni Board at Washington University, and the Missouri Independent Bankers Association. Prior to joining Reliance Bank, he was a principal with Cummings, Oberkfell and Ristau, P.C. (now Cummings, Ristau & Associates, P.C.), a public accounting firm specializing in banking. He was one of the founding members, starting the firm in 1996, and has over 27 years of banking and corporate accounting experience. The Board of Directors appointed Mr. Oberkfell to act as Chief Financial Officer and principal financial and accounting officer on January 30, 2008.
     Daniel S. Brown, age 44, joined Reliance Bank in February 2003 and serves as Executive Vice President and Senior Lending Officer of Reliance Bank and Senior Vice President of Reliance Bancshares, Inc. He also serves as Senior Vice President and Credit Committee Member of Reliance Bank, FSB. Mr. Brown is primarily responsible for the overall growth and credit quality of the loan portfolios of Reliance Bancshares, Inc., and has a total of 23 years of banking experience, including his previous positions as Senior Vice President at Bank of America (formerly known as Boatman’s Bank) and Vice President at Commerce Bank.
     Daniel W. Jasper, age 64, joined Reliance Bank, FSB as Vice Chairman and Chief Executive Officer. His banking career spans 39 years, all in the St. Louis. Mr. Jasper began his banking career at Mercantile Bank where he served in various lending capacities. In 1982, he joined Landmark Bancshares, which was later acquired by Magna Bank, and served in various lending positions and as the Senior Credit Officer. Jasper joined First Banks, Inc, in 1995, and for 13 years served in a variety of roles including Executive Vice President and Chief Credit Officer.
     William A. Springer, age 47, joined Reliance Bank in August 2008 and serves as Executive Vice President and Chief Credit Officer of the Reliance Bank and Reliance Bank, FSB and Vice President of Reliance Bancshares, Inc. Mr. Springer serves on the Management, Loan, Watch List, and Audit Committees for Reliance Bank and Reliance Bank, FSB. Mr. Springer’s primarily responsibility is to assess and manage loan asset quality, loan review and loan operations function. Mr. Springer has 25 years of banking experience, lending, deposit and cash management functions, and has previously worked for Enterprise Bank and Trust, Midwest BankCentre, and Commerce Bank.
STOCK OWNERSHIP OF EXECUTIVE OFFICERS AND
CERTAIN BENEFICIAL OWNERS
     The table below sets forth certain information regarding the beneficial ownership of shares of Common Stock as of March 22, 2010 for (i) each director; (ii) each of the named executive officers; and (iii) all directors and executive officers of the Company as a group. The amount of Common Stock owned, as reported below and in the footnotes, has been adjusted to reflect the December 2006 two-for-one stock split. Unless otherwise indicated, to the knowledge of the Company, the listed individuals have shared voting power over shares held in joint tenancy and sole voting power in all other instances.

	Amount and	Percent of
	Nature of	Common Stock
	Beneficial	Beneficially
Beneficial Owner (1)	Ownership (2)	Owned (3)
Gary R. Parker (4)	5,505,944	26.0%
William P. Stiritz (5)	2,552,976	12.1%
Ralph W. Casazzone (6)	426,066	1.9%
Robert M. Cox, Jr. (7)	130,686	0.6%
Richard M. Demko (8)	450,666	1.9%
Patrick R. Gideon (9)	183,530	0.7%
Barry D. Koenemann (10)	324,666	1.3%
Fortis M. Lawder (11)	104,000	0.2%
Earl G. Lindenberg (12)	418,666	1.7%
James E. SanFilippo (13)	220,380	0.8%
Lawrence P. Keeley, Jr. (14)	408,140	1.8%
Scott A. Sachtleben	4,000	.01%
David R. Spence (15)	94,824	.4%
Jerry S. Von Rohr (16)	946,716	1.4%
Dale E. Oberkfell	159,109	.1%
Daniel S. Brown (17)	115,289	.06%
Daniel W. Jasper	22,471	.08%
William A. Springer	10,406	.05%

Directors and all executive officers as a group	10,746,544	51.2%

(1)	The address for all directors and executive officers is 10401 Clayton Road, Frontenac, Missouri, 63131.

(2)	These amounts include fully vested and unexercised options as of March 22, 2010, to purchase Common Stock as follows: Mr. Parker- 54,666; Mr. Stiritz- 6,666; Mr. Casazzone- 32,666; Mr. Cox- 12,666; Dr. Demko- 46,666; Mr. Gideon- 32,666; Mr. Koenemann- 54,666; Mr. Lawder- 52,000; Mr. Lindenberg- 54,666; Mr. SanFilippo- 54,666; Mr. Keeley– 22,000; Mr. Spence– 6,000; Mr. Sachtleben– 2,000; Mr. Von Rohr-656,666; Mr. Oberkfell- 133,999; Mr. Brown- 102,666; Mr. Jasper– 6,666.

(3)	The percentage of Common Stock owned by the directors and executive officers is based on 20,972,091 of shares of Common Stock outstanding as of March 22, 2010. The percentage of ownership does not include vested, unexercised options.

(4)	Includes 1,017,768 shares held by G.P. & W, Inc., of which Mr. Parker is the sole owner; 21,892 shares in an IRA; 3,582 shares in his spouse’s IRA; and 33,080 shares in his spouse’s Exempt Trust.

(5)	Includes 2,264,310 shares held by the William P. Stiritz Revocable Trust, of which Mr. Stiritz is the Trustee; 188,000 shares held as joint tenant with his spouse; and 94,000 shares held in the name of his spouse.

(6)	Includes 40,000 shares owned by his spouse.

(7)	Includes 118,020 shares held by the Robert M. Cox, Jr. Revocable Trust, of which Mr. Cox is the Trustee.

(8)	Includes 72,000 shares held in Dr. Demko’s IRA; 182,000 held by the Richard M. Demko Living Trust, of which Dr. Demko is the Trustee; 90,000 shares held by his spouse’s Revocable Living Trust, of which he is a co-Trustee; 48,000 shares in the name of the Demko Family Limited Partnership; and 12,000 shares in his spouse’s IRA.

(9)	Includes 30,864 shares held in Mr. Gideon’s 401(k) Plan account.

(10)	Includes 82,972 shares in an IRA; 12,000 shares held by Mr. Koenemann’s spouse’s Revocable Trust, of which he is Successor Trustee; 69,000 shares owned by United Construction Ent. Co.; 1,000 shares held by United Construction of Indianapolis; and 1,000 shares by United Construction of St. Louis. Mr. Koenemann is the sole owner of all of these companies.

(11)	Includes 51,600 shares held by a Trust of which Mr. Lawder is the beneficiary.

(12)	Includes 360,000 shares held by the Earl G. Lindenberg Revocable Living Trust, of which Mr. Lindenberg is the Trustee; and 4,000 shares held by his spouse’s Revocable Living Trust.

(13)	Includes 165,714 held as joint tenant with his spouse.

(14)	Includes 306,304 shares held as joint tenant with his spouse; a total of 3,696 shares for his three sons, each son owning 1,232 shares singularly; 10,000 shares owned by The L. Keeley Construction Co Profit Sharing Plan, of which Mr. Keeley is the Trustee; 47,960 shares owned by the L. Keeley Construction Profit Sharing Plan for the benefit of Mr. Keeley; and 18,180 shares owned by the L. Keeley Construction Profit Sharing Plan for the benefit of Mr. Keeley’s spouse.

(15)	Includes 88,824 shares held by the David R. Spence Revocable Living Trust.

(16)	Includes 11,000 shares in his IRA and 417 shares held by Mr. Von Rohr’s spouse.

(17)	Includes 8,000 shares in his IRA.

PROPOSAL 1 REQUIRING YOUR VOTE
ELECTION OF DIRECTORS
     The first item to be acted upon at the Annual Meeting of Shareholders is the election of four (4) members of the Board of Directors. The Company’s Restated Articles of Incorporation classify the Board of Directors into three classes. The Board of Directors is designated into three Classes, Class I consists of three (3) members, Class II and III both consist of four (4) members each.
     The nominees designated by the Board of Directors that are standing for election at the Twelfth Annual Meeting of Shareholders and their classes are as follows:
     Class II – Messrs. Earl G. Lindenberg, Scott A. Sachtleben, James E. SanFilippo and David R. Spence have been nominated to hold office for three (3) years or until the Fifteenth Annual Meeting in 2013, or until their successors are elected and qualified.
     All proxies in the form enclosed which are received by the Board of Directors conferring authority to vote in the election of directors will be voted equally for the four (4) nominees listed above. Special instructions received from any shareholder by proxy to withhold his or her voting rights in any way other than an equal distribution among the four (4) nominees of the votes to which he or she is entitled shall be followed. However, there is no cumulative voting for directors of the Company. In the event any nominee declines or is unable to serve, it is intended that the proxies will be voted for a successor nominee designated by the Board of Directors. The Board of Directors knows of no reason to believe that any nominee will decline or be unable to serve. All of the Directors and Nominees, their classes, biographies and share holdings are listed in the following table.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE NOMINEES LISTED TO
SERVE AS CLASS II DIRECTORS.
CLASS I DIRECTORS
Nominees for and Directors Continuing in Office
For Terms Expiring in 2012

Principal Occupation
Name and Age	and Stock Ownership
Lawrence P. “Rusty” Keeley, Jr.	President of L. Keeley
Director since 2009	Construction Company., Inc.;
Age 40	Beneficial owner of
386,140 shares (1.8%)

Patrick R. Gideon	President, Silver Lake
Director since 1999	Bank, Topeka, KS;
Age: 52	Beneficial owner of
150,864 shares (0.7%)

Richard M. Demko, DDS, MSD	President and CEO of
Director since 2003	Demko Consulting
Director, Reliance Bank	St. Louis, MO; Beneficial
Age: 64	owner of 404,000 shares (1.9%)

Information Regarding the Directors
     Lawrence P. “Rusty” Keeley, Jr., age 40, has served on the Board of Directors for Reliance Bank since the founding of the Bank in 1999 and Reliance Bancshares, Inc. since 2009. Mr. Keeley also serves on the advisory Board of Healing the Children Medical Charity as an active host family for children. He is the President and CEO of Keeley Construction Company in Sauget, Illinois, and the President and CEO of ADB Utility Contractors of St. Louis, Missouri. Having been a Director for Reliance Bank for over ten (10) years, the Company feels Mr. Keeley’s experience within the financial industry makes him an excellent choice to assist the Board of Directors of the Company going forward. Moreover, the Company considers Mr. Keeley to be a qualified candidate for service on the Board of Directors and any committees due to his experience as the President and CEO of successful construction and contracting companies in St. Louis, Missouri, one of our major market areas, and his knowledge of the business community in this area.
     Patrick R. Gideon, age 52, has served on the Board of Directors for Reliance Bancshares, Inc. since 1999, and held the position of Chairman of the Audit Committee from April 2007 until May 2009, when he resigned from the Committee due to time constraints. As of January 1982 he has served on the Board of Directors of Silver Lake Bank, in Topeka, Kansas. In 1987, he was elected President and Chief Executive Officer of Silver Lake Bank. Mr. Gideon also serves on several committees in a financial position and as a board member to several businesses within the Topeka community. The Company considers Mr. Gideon to be an expert in the financial field due to his involvement on the Board with Silver Lake Bank and his role as President and CEO of Silver Lake Bank for over twenty (20) years. His knowledge of and familiarity with a community bank like Silver Lake Bank, brings a very important quality to the Company’s Board and is very beneficial in assessing and managing lending and risk. The Company considers Mr. Gideon to be a highly qualified candidate for service on the Board and any committees due to his experience and knowledge of the financial industry and banking community in Missouri and Kansas.
     Richard M. Demko, DDS, MSD, age 64, has served on the Board of Directors for Reliance Bancshares, Inc. since 2003, as well as serving on the Board of Directors for Reliance Bank since 1999. He was appointed to the Company’s Audit Committee in April 2007. He also serves on the faculty of St. Louis University Center for Advanced Dental Education. He is also a member or on the board of numerous civic and professional organizations and on the advisory board of “Bank Director” magazine. Dr. Demko maintained his own private orthodontic practice from 1974 until recently selling the practice. He regularly performs consulting for practices throughout the United States. Dr. Demko’s experience as a business owner for nearly thirty five (35) years in St. Louis, our major market area, bring a very useful knowledge of the St. Louis business community and many of its members to the Board. The Company considers Dr. Demko a highly qualified candidate for service on the Board and any committees due to this business experience and Dr. Demko’s knowledge with business and the banking industry.
CLASS II DIRECTORS
Nominees For and Directors Continuing in Office
For Terms Expiring in 2013

Principal Occupation
Name and Age	and Stock Ownership
Scott A. Sachtleben (Nominee)	Senior Vice President of
Age 50	Development and General
Counsel for The Desco
Group, St. Louis, MO; Beneficial
owner of 2,000 shares (0.01%)

David R. Spence (Nominee)	President and CEO of Alpha
Age 52	Packaging, St. Louis, MO;
Beneficial owner of 88,824
Shares (0.4%)

Earl G. Lindenberg (Nominee)	Chairman, Lindenberg
Director since 1999	Technologies, LLC
Director, Reliance Bank	St. Louis, MO;
Age: 75	Beneficial owner of 364,000
shares (1.7%)

James E. SanFilippo (Nominee)	President, Waylon
Director since 1998	Advertising, St. Louis
Director, Reliance Bank	MO; Beneficial owner of
Age: 59	165,714 shares (0.8%)
Information Regarding the Directors
     Scott A. Sachtleben, age 50, has served on the Board of Directors for Reliance Bank since 2006 and for Reliance Bancshares, Inc. since 2009. Mr. Sachtleben is Senior Vice President of Development and General Counsel for the DESCO Group, Inc., where he has been employed since 2001. Mr. Sachtleben previously was a partner with the law firm of Greensfelder, Hemker & Gale, P.C., where he practiced for fifteen (15) years, primarily in the real estate, corporate and securities areas of law. Mr. Sachtleben has been practicing within the legal areas prudent to the banking industry and the Company for over twenty (20) years. His practice area and current position with DESCO Group, Inc. brings a valuable level of knowledge and expertise to corporate and banking laws and procedures. The Company feels he is highly qualified for service on the Board and any committee due to this experience, along with his education and training as an attorney.
     David R. Spence, age 52, has served on the Board of Directors for Reliance Bank since 2005 and for Reliance Bancshares, Inc. since 2009. He serves on the Magic House Board of Directors, Young President’s Organization Strategic Planning Committee and is on the governing board of Beta Theta Pi Fraternity at University of Missouri at Columbia. He serves on the Regional Business Council and the St. Louis Sports Commission. Mr. Spence is President and CEO of Alpha Packaging based in St. Louis since 1985. He is also chairman of Legacy Packaging in Earth City. The Board considers Mr. Spence is highly qualified for service on the Board and any committees due to his experience as President and CEO of a successful manufacturing company in St. Louis, our major market area. Mr. Spence brings a strong knowledge of the St. Louis business community and his memberships with charitable organizations provide strong business connections and extensive knowledge of our market area, which is a valuable contribution to the Board and the Company.
     Earl G. Lindenberg, age 75, has served on the Board of Directors for Reliance Bancshares, Inc. since its inception, as well as serving on the Board of Directors for Reliance Bank until December, 2009. He was appointed to the Company’s Nominating & Governance Committee in April 2007. He is the Chairman and Chief Executive Officer of Lindenberg Tiemann LLC and Lindenberg Technologies LLC. Mr. Lindenberg is a partner and officer in Uphill UCS, LLC, a company providing underground construction services in Kansas City, and is a partner in Unitech Consulting, LLC, a minority-owned computer consulting firm. He also served as the 2007 Auction Chairman of the Lutheran Family and Children Service of Missouri. Mr. Lindenberg has been in the information technology consulting industry for over 25 years. With the amount of business experience Mr. Lindenberg has, the Company feels strongly that he is highly qualified for service on the Board and any committees. His specific work within the information technology field makes him capable of bringing a knowledgeable approach to the way the Board and the Company handles changes in the information technology field as the Company moves forward.
     James E. SanFilippo, age 59, has served on the Board of Directors for Reliance Bancshares, Inc. since 1999, as well as serving on the Board of Directors for Reliance Bank until December, 2009. He was appointed to the Company’s Nominating & Governance Committee in April 2007 until 2008, when he was appointed to the Compensation Committee. He also serves on the Executive Committee. He is also involved with the Herbert Hoover Boys & Girls Club and the Semper Fi Injured Marines Fund. Mr. SanFilippo is the President and owner of Waylon Advertising, an advertising firm he started in 2000. Prior to 2000, he was the President and owner of The Waylon Company from 1979 to 2000. Mr. SanFilippo has been an extremely successful business owner in St. Louis, the Company’s major market area, for over thirty (30) years. His experience with The Waylon Company and

Waylon Advertising has given him a very helpful insight into the St. Louis business community, particularly the area of marketing, which is paramount for the Company. The Company feels Mr. SanFilippo is highly qualified for service on the Board and any committees.
CLASS III DIRECTORS
Directors Continuing in Office For Terms Expiring in 2011

Principal Occupation
Name and Age	and Stock Ownership
Robert M. Cox, Jr.	Senior Vice President of
Director since 2007	Emerson Electric Co.,
Director, Reliance Bank	St. Louis, MO;
Age: 64	Beneficial Owner of
118,020 shares (0.6%)

Jerry S. Von Rohr	Chairman, President, and Chief
Director since 1998	Executive Officer of
Director, Reliance Bank	Reliance Bancshares, Inc.;
and Reliance Bank, FSB	Chairman and Chief Executive
Age: 65	Officer of Reliance Bank and
Chairman of Reliance Bank, FSB;
Beneficial owner of 290,050
shares (1.4%)

Gary R. Parker	President, Center Oil
Director since 1998	Company, Town & Country,
Age 60	MO; Beneficial owner of
5,451,278 shares (26.0%)

Barry D. Koenemann	President, United Construction
Director since 1998	Ent. Co., St. Louis, MO;
Director, Reliance Bank	St. Louis, MO; Beneficial owner
Age: 61	of 270,000 shares (1.3%)
Information Regarding the Directors
     Robert M. Cox, Jr., age 64, has served on the Board of Directors for Reliance Bancshares, Inc. since February 2007, and had also served on the Board of Directors for Reliance Bank since 2005. He was appointed to the Company’s Audit Committee in April 2007 and assumed the role as Chairman of the Committee upon Mr. Gideon’s resignation as Chairman in 2009. Mr. Cox also serves as a Trustee for Drury University in Springfield, Missouri. He is also a member of the Dean’s Advisory Council for the Kelley School of Business at Indiana University in Bloomington, Indiana, a Director and Executive Committee member of the St. Louis Regional Chamber and Growth Association and a Director of the St. Louis Club. Mr. Cox is a Senior Vice President in Administration for Emerson Electric Co. in St. Louis, Missouri, where he has been employed since 1975. Mr. Cox is a very respected and well-known business person in the St. Louis community and his experience and reputation is a valuable contribution to the Board and the Company. His insight into business and administration is a great addition to the Board and the Company feels Mr. Cox is highly qualified for service on the Board and any committees for these reasons.
     Jerry S. Von Rohr, age 65, has served as Chairman, President, Chief Executive Officer and a Director of Reliance Bancshares, Inc. since inception, and is one of the founding directors and incorporators of the Company. He also serves as Chairman, Chief Executive Officer, and Director of the Reliance Bank of St. Louis, Missouri , Chairman and Director of Reliance Bank, FSB of Fort Myers, Florida, as well as Chairman of the Company’s Executive Committee. Mr. Von Rohr has been in the banking industry for 42 years. The Company considers Mr. Von Rohr very highly qualified for service on the Board and any committee due to his extensive experience in the banking industry, and more particularly, the St. Louis banking industry. Mr. Von Rohr’s past banking experience, as well as his current positions as Chairman and CEO of the Company and his positions with Reliance Bank and Reliance Bank, FSB make him a strong asset to the Board and the Company.
     Gary R. Parker, age 60, has served on the Board of Directors for Reliance Bancshares, Inc. since its inception, as well as serving on the Board of Directors for Reliance Bank until stepping down in 2008. He has served as Chairman of the Company’s Compensation Committee since 2005 and also serves on the Executive Committee. He is the owner and founder of Center Oil Company and its subsidiaries and affiliates, located in St. Louis, Missouri, started in 1986. Mr. Parker is one of the strongest business owners in St. Louis and brings a wealth of knowledge and business contacts to the Company. Mr. Parker is the Company’s largest shareholder and has a vested interest in the performance of the Company. Therefore, with Mr. Parker’s business acumen and personal interest in the Company, the Company feels he is very highly qualified for service on the Board and any committee.
     Barry D. Koenemann, age 61, has served on the Board of Directors for Reliance Bancshares, Inc. since 1999, as well as serving on the Board of Directors for Reliance Bank until December, 2009. He was appointed to the Company’s Nominating & Governance Committee in April 2007 and serves as its Chairman, as well as assuming the position in the Compensation Committee after Mr. Casazzone’s departure from the Board. He also serves on the Board of Directors of Wings of Hope, a nonprofit humanitarian organization that provides medical assistance/air transportation around the world. He is also a member of the University of Missouri-Rolla Board of Trustees, Engineers Club of St. Louis, Creve Coeur Chamber of Commerce and the Creve Coeur Building Code of Appeals. Mr. Koenemann is Chairman and Chief Executive Officer of United Construction Ent. Co., a general contracting firm he founded in 1991. Mr. Koenemann’s experience as Chairman and CEO of United Construction Ent. Co. has provided him with extensive insight into operating a successful business and the real estate and construction business of St. Louis. Mr. Koenemann brings a strong business background, along with memberships in numerous charitable organizations, which are excellent qualities for the Board. The Company feels Mr. Koenemann is very highly qualified for service on the Board and any committee.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     The Audit Committee and Board of Directors voted to reappoint, subject to ratification by the shareholders, Cummings, Ristau & Associates, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2009. Cummings, Ristau & Associates, P.C. served as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2009, and its representatives are expected to attend the 2010 Annual Meeting of Shareholders and will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
     Mr. Dale E. Oberkfell, the President and Chief Operating Officer of Reliance Bank, and the Chief Financial Officer and Executive Vice President of the Company, was formerly a principal in Cummings, Ristau & Associates, P.C., but has severed all ties with the firm and has no financial interest in it.
AUDIT COMMITTEE REPORT AND PAYMENT OF FEES TO AUDITOR
Audit Committee Report
     The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in monitoring and overseeing (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Company’s internal and independent auditors, and (5) the business practices and ethical standards of the Company including it’s Code of Ethics Policy. The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, and (b) the preparation of the report that the SEC requires to be included in the Company’s annual proxy statement.
     The consolidated financial statements of the Company for the year ended December 31, 2009, were audited by Cummings, Ristau & Associates, P.C., independent auditor for the Company.

     As part of its activities, the Audit Committee has:
1.	Reviewed and discussed with management the audited financial statements of the Company;

2.	Discussed with the independent auditor the matters required to be discussed under Statement on Auditing Standards No. 114 (The Auditor’s Communication With Those Charged With Governance), Statement of Auditing Standards No. 99 (Consideration of Fraud in a Financial Statement Audit), and under the SEC and U.S. Public Company Accounting Oversight Board rules;

3.	Received the written disclosures and letter from the independent auditor as required (Independence Standards Board Standard No. 1); and

4.	Discussed with the independent auditor their independence.
     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2009, be included in the Company’s Annual Report Form 10-K filed with the SEC.
     The following table presents fees for professional services rendered by Cummings, Ristau & Associates, P.C., for the fiscal years ending December 31, 2009 and 2008:

	Fiscal 2009	Fiscal 2008
Audit Fees	$188,000	$135,000
Audit-Related Fees	4,000	4,000
Tax Fees	20,000	8,000
All Other Fees	9,000	3,000
Total Fees	$221,000	$150,000
     Audit Fees for the year ended December 31, 2009 substantially increased over the year ended December 31, 2008 due to the extensive auditing necessary for reviewing the Company’s loan portfolio to assess the risk of the Company’s credits, along with a general annual increase in auditing expenses.
Audit and Non-Audit Fees
     Aggregate fees for professional services billed to us by the Company’s independent registered public accounting firm, Cummings, Ristau & Associates, P.C., for the audit of our consolidated financial statements included in our Annual Report on Form 10-K, reviews of our financial statements included in each of our Quarterly Reports on Form 10-Q, and FDICIA internal control attestation for Reliance Bank and loan risk assessment, were approximately $188,000 for the year ended December 31, 2009.
Audit-Related Fees
     The aggregate fees billed for audit-related services provided to us by Cummings, Ristau & Associates, P.C. were $4,000 during 2009. These fees represent services including audits of pension and other employee benefit plan financial statements. The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy for pre-approving all audit and permissible non-audit services provided by the independent registered public accounting firm.
Tax Fees
     The aggregate fees billed for tax compliance, including the preparation of and assistance with federal, state and local income tax returns provided to us by Cummings, Ristau & Associates, P.C. during 2009 and 2008 were approximately $20,000 and $8,000, respectively. In regard to tax services, we engage Cummings, Ristau & Associates, P.C. to assist us with tax compliance services, including preparation and assistance with tax returns and filings, which we believe is more cost efficient and effective than to have only our employees conduct those services. The Public Company Accounting Oversight Board and certain investor groups have recognized that the involvement of an independent auditor in providing certain tax services may enhance the quality of an audit because it provides the auditor with better insights into a company’s tax accounting services.

All Other Fees
     In 2009, the fees billed for consulting related to Community Reinvestment Act and Fair Lending compliance was $5,000. Also in 2009, the fee for preparation of employee benefit plan annual reports was $4,000, and $3,000 in 2008.
Administration of Independent Auditor
     The Audit Committee is responsible for appointing, setting compensation for and overseeing the work of our independent auditor. The Audit Committee has established a policy for pre-approving the services provided by our independent auditor in accordance with the auditor independence rules of the SEC. This policy requires the review and pre-approval by the Audit Committee of all audit and permissible non-audit services provided by our independent auditor and an annual review of the financial plan for audit fees. To ensure that auditor independence is maintained, the Audit Committee annually pre-approves the audit services to be provided by our independent auditor and the related estimated fees for such services, as well as the nature and extent of specific types of audit-related, tax and other non-audit services to be provided by the independent auditor during the year.
     All of the services provided by our independent auditor in 2009 and 2008, including services related to the Audit-Related Fees, Tax Fees and any other fees described above were approved by the Audit Committee under its pre-approval policies.
Submitted by the Audit Committee of the Board of Directors.
Robert M. Cox, Jr. (Chairman)
Richard M. Demko
Lawrence P. Keeley, Jr.
Scott A. Sachtleben
PROPOSAL 2 REQUIRING YOUR VOTE
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
     Cummings, Ristau & Associates, P.C., independent registered public accounting firm for the Company, has been appointed by the Audit Committee of the Board as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010. This selection is being presented to the stockholders for ratification. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of Cummings, Ristau & Associates, P.C., to our stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another registered public accounting firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the company and our stockholders. It is expected that a representative of Cummings, Ristau & Associates, P.C. who also served as the Company’s auditors for the past year, will be present at the meeting to respond to appropriate questions and to make a statement if such person desires. During 2009, Cummings, Ristau & Associates, P.C. provided accounting and tax services for Reliance Bank (Missouri) and Reliance Bank, FSB. The Boards of the Company and the Banks have standing audit committees and they do not consider the non-audit professional services performed by the auditors, consisting entirely of tax return preparation, to affect their independence.

     Mr. Dale E. Oberkfell, the President and Chief Operating Officer of Reliance Bank, and the Chief Financial Officer and Executive Vice President of the Company, was formerly a principal in Cummings, Ristau & Associates, P.C., but since joining the Company, he has severed all ties with the firm and has no financial interest in it.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF CUMMINGS, RISTAU AND ASSOCIATES, P.C.
COMPENSATION DISCUSSION AND ANALYSIS
     Compensation Committee Procedures
     The Company’s Compensation Committee (the “Committee”) for the year 2009 consisted of the following members of the Board: Ralph W. Casazzone, James E. SanFilippo and Gary R. Parker, who served as Chairman. Upon Mr. Casazzone’s departure from the Committee and the Board in 2009, Mr. Koenemann was added to the Committee as Mr. Casazzone’s replacement. The Committee’s role and responsibilities are set forth in a written Charter adopted by the Board. The Compensation Committee Charter was amended as of March 17, 2009 to include the compensation restrictions that are required by the TARP and EESA guidelines. The amended Charter is included as Appendix B to this Proxy Statement.
     According to the regulations of TARP and EESA, the Committee reviewed any compensation plan, as well as any Senior Executive Officer’s incentive compensation arrangement with the Company to ensure that the compensation arrangements do not encourage any employees or Officers to take unnecessary and excessive risks that threaten the value of the Company. The Committee also looked at any compensation arrangements to confirm that a provision is included for the recovery of any bonus or incentive compensation paid to an Officer based on financial statements that are later proven to be materially inaccurate and that there are no “golden parachutes” in any compensation arrangements. The Committee certified that any and all incentive compensation arrangements were reviewed for compliance with the regulations. The Committee will hereafter meet annually with the senior risk officer of the Company to discuss and review the risk management policies and practices and the Senior Executive Officer incentive compensation arrangements.
     The Committee is primarily responsible for reviewing the compensation of the Company’s executive officers on an annual basis and typically meets in the fourth quarter of each fiscal year to determine salaries for the following year and short and long-term incentive awards based in large part on the Company’s performance over the concluding fiscal year. In conducting its annual review, the Committee considers recommendations and input from the Company’s Chief Executive Officer, Jerry S. Von Rohr, as to the compensation of the Company’s named executive officers, except himself. For example, in making recommendations to the Committee as to the compensation of Mr. Brown, Mr. Von Rohr seeks input from Mr. Oberkfell, the Company’s Executive Vice President. The Committee and Mr. Von Rohr believe that because Mr. Oberkfell is the immediate supervisor of Mr. Brown, he is in the best position to evaluate their individual performance as related to overall Company performance for purposes of determining their compensation. Neither the Committee nor the Company has historically retained the services of a compensation consultant.
     The Committee is responsible for setting the compensation of Mr. Von Rohr, which is tied to overall Company performance and market data. At its annual meeting, the Committee evaluates various measurements of overall Company performance, in light of financial and business goals established by management and the Board of Directors at the beginning of the previous fiscal year and compensation packages of chief executive officers of comparable companies. The Committee also abides by the established compensation levels set forth in Mr. Von Rohr’s employment agreement, also discussed more fully below. In accordance with the Company’s Bylaws, the Committee presents a recommendation of compensation packages to the full Board of Directors for the required Board approval.
     As part of the compensation process, Mr. Von Rohr gathers public compensation information of named executive officers of similar financial institution companies in the St. Louis area for purposes of recommending compensation packages for the four other named executive officers. The Committee also reviews this information as part of making its compensation recommendation to the Board of Directors for Mr. Von Rohr. The Committee

does not set specific benchmarks for total executive compensation packages or individual compensation elements based on the compensation of executives of these companies. Instead, it seeks to design compensation packages for all executive officers that are within the range of compensation packages for executive officers of these peer companies. The Committee does not conduct any additional market research or survey in determining executive compensation.
     Compensation Philosophy and Design
     Our compensation philosophy is to provide our executive officers with compensation packages that attract, retain, reward and motivate them. Therefore, the Committee constructs compensation packages to further this philosophy. To attract and retain qualified individuals, the Committee sets salaries for executive officers that are akin to those of executive officers with similar positions in comparable companies and makes salary adjustments based on the process described below. In addition, executive officers are eligible to receive bonuses based on successful Company and individual performance in the forms of cash and equity. The Committee awards such bonuses as a means to both reward executive officers and motivate them to work toward meeting Company-wide goals. Furthermore, awards of bonus options to purchase Common Stock serve as a way to align the interests of the executive officers with those of our shareholders.
     While the Committee seeks to provide compensation packages that are competitive within the Company’s markets and the financial services industry, in general, it does not set compensation levels based on any predetermined benchmarks for total compensation or any individual element of compensation. Rather, Mr. Von Rohr surveys companies within the St. Louis and Fort Myers markets that are similar in size to the Company and makes appropriate compensation adjustments when making his recommendations to the Committee.
     Compensation adjustments are based more on individual and Company performance than market data. Both Mr. Von Rohr and Mr. Oberkfell, before making their compensation recommendations, consider an individual’s contributions to overall Company performance which is measured against financial and business targets established by the Board at the beginning of each fiscal year. Recently, such goals have focused on the Company’s asset quality improvement, earnings improvement, increasing and retaining core funding and low interest bearing deposits, creating a more efficient operating infrastructure, credit quality, liquidity and solid capitalization. Mr. Von Rohr and Mr. Oberkfell consider the executive officers’ leadership displayed and success in performing their responsibilities to reach these goals. Salary raises and short and long-term incentive awards are not, however, conditioned upon the achievement of these goals. Rather, the Committee evaluates the Company’s progress toward meeting certain performance targets relative to other financial institutions in the Company’s markets.
     Certain compensation adjustments are made pursuant to each executive officer’s employment terms established at the time they are hired. Mr. Oberkfell and Mr. Von Rohr are the only named executive officers with whom the Company has employment agreements. The terms of such employment agreements are described in the “Employment Agreements” section below.
     Elements of Compensation
     The Company’s compensation packages for executive officers are made up of cash salaries, short-term incentive awards in the form of cash bonuses, long-term incentive awards in the form of stock option grants and, to a lesser extent, perquisites. Executive officers, as are all Company employees, are eligible to participate in the Company’s health benefits, 401(k) and employee stock purchase programs, on the same terms as all Company employees. The Committee has not determined to emphasize any one element of compensation and does not have policies regarding the mix between short and long-term compensation or cash and non-cash compensation; rather, the Committee makes decisions from year to year based on the factors described herein.
     Salary: Base salaries for executive officers are set initially upon hire based predominantly on market data and are adjusted based on market trends, overall Company performance and individual contributions to Company performance. In recommending base salaries and salary adjustments for the four named executive officers other than himself, Mr. Von Rohr reviews salaries paid to executive officers with similar positions at the Company’s peer companies. Adjustments are made by reviewing the same market data on a year-to-year basis, the Company’s achievement of its yearly business goals and each named executive officer’s contributions to the achievement of these goals. The Committee does not set salaries based on specific benchmarks. The Committee does believe, however, that while the salaries are competitive for the size of the Company, the salaries of the named executive officers, including Mr. Von Rohr, are near the low-end of the range of salaries paid to executives with similar positions at the Company’s peer companies. Mr. Von Rohr’s base salary for 2006 through 2008, as well as 2009 was established by the Committee and set forth in the Agreement of Compensation Package, discussed below.
     Short-term Incentives: After consideration by the Company regarding the financial results of 2009, the decision was made that no cash bonuses were to be given in 2009. Historically, executive officers received short-term incentive awards in the form of cash bonuses. Before 2009, all executive officers have received a cash bonus award at the end of each fiscal year, with the exception of Mr. Von Rohr, who did not receive a cash bonus award until 2004. At the end of each fiscal year, Mr. Von Rohr makes recommendations to the Committee for the bonuses of the named executive officers, other than himself, based on the achievement of the Company’s financial and business goals that are established by the Board and the executive officers’ contributions toward meeting those goals. As noted above, bonuses are not conditioned upon the achievement of such goals, but rather, the amounts of the bonuses reflect overall Company performance in light of these goals. Mr. Von Rohr also considers the cash bonuses paid to similarly-positioned executive officers at the Company’s peer companies. The Committee evaluates the same in establishing Mr. Von Rohr’s short-term incentive award.
     Long-term Incentives: The Committee grants executive officers options to purchase the Company’s Common Stock, typically with time vesting requirements, as a way to align the interests of the executive officers with those of the Company’s shareholders. Generally, executive officers receive stock option grants initially upon their hire in amounts and on terms set by their hiring terms. Thereafter, grants of options are made in the first quarter of a fiscal year in the discretion of the Committee, based upon recommendations of Mr. Von Rohr, and are dependent upon the Company’s performance during the prior fiscal year in light of the Board’s predetermined business targets. The Company does not have any policies or practices in place regarding the timing of option grants and the release of material, non-public information.
     Perquisites: Mssrs. Von Rohr, Brown and Springer are the only named executive officers who receive perquisites as part of their compensation packages. Each receive allowances for club membership dues, and Mr. Von Rohr is entitled to use a vehicle owned by Reliance Bank. The Committee does not consider the value of these perquisites, which it considers to be incidental, when determining compensation for Mr. Von Rohr, Mr. Brown and Mr. Springer.
     With respect to the Treasury Department’s investment in the Company through the TARP program, the Committee must now comply with any and all sections of EESA regarding participation in the United States Treasury’s Capital Purchase Program (“CPP”). Reliance Bank has received TARP funds under the CPP and, therefore, must adhere to the EESA, specifically section 111(b)(2), which regulates a financial institution’s Compensation Committee. The specific duties are discussed in more detail in the Amended Charter attached as Appendix B.
     2009 Compensation
     In 2009, in addition to amounts received under the Company’s employee benefits plans, the named executive officers received raises in salaries, averaging 4.7% but no cash bonuses.
     In approving the 2009 salary levels, the Committee considered the Company’s 2008 performance in light of the one-year plan established by the Board at the beginning of fiscal 2008. The plan included general financial goals relating to asset quality improvement, earnings improvement, increasing and retaining core funding and low interest bearing deposits, creating a more efficient operating infrastructure, credit quality, liquidity and solid capitalization.
     Chief Executive Officer Compensation
     The Committee determined Mr. Von Rohr’s compensation for 2009 in line with the terms of his employment agreement and made appropriate adjustments based on the same Company performance measures noted above for the other executive officers. Mr. Von Rohr’s employment agreement executed in 1998 provides that his base salary shall not be less than $135,000 per year and shall be increased each year by at least an amount to reflect the increase in the Consumer Price Index for All Urban Consumers and in accordance with the Company’s financial industry peers. In a written Agreement of Compensation Package, the Committee set Mr. Von Rohr’s 2009 base salary at $325,000.00
     Tax and Accounting Implications
     Generally, the Committee bases its compensation decisions primarily on the philosophies and objectives discussed earlier in this Compensation Discussion & Analysis without regard to the tax or accounting treatment of certain elements of compensation. However, the Committee does elect to grant executive officers long-term incentive awards in the form of Incentive Stock Options because of the tax advantages to the executive officers, as generally, the exercise of an Incentive Stock Option is not a taxable event for the executive officer.
     Additionally, the Committee considers the deductibility requirements of Section 162(m) of the Internal Revenue Code, as amended in June, 2009 in Section 162(m)(5), which provides that the Company may not deduct compensation of more than $500,000 to Senior Executive Officers.
     Post-Fiscal Year Compensation Decisions
     At the end of 2009, the Committee met to discuss 2010 compensation packages as well as determine the cash bonus awards, if any, to be paid to the executive officers based on the overall Company and individual performance in 2009. Based on its review of market data and the Company’s performance, as discussed above, the Committee agreed to give a cost of living increase in salary to the executive officers; however, Mr. Oberkfell, Mr. Von Rohr, Mr. Brown and Mr. Jasper did not accept a salary increase for 2010.
COMPENSATION COMMITTEE REPORT
     The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis presented above with management and, based on such review and discussions, recommend that the Compensation Disclosure and Analysis be included in this Proxy Statement and is incorporated into the Company’s Annual Form 10-K for the year ended December 31, 2009 therein by reference.
     Submitted by the Compensation Committee of the Board of Directors:
Compensation Committee
Barry D. Koenemann
James E. San Filippo
Gary R. Parker
EXECUTIVE COMPENSATION
     The Company maintains a comprehensive compensation program. The compensation program is designed to attract and retain key employees, motivate the key employees to achieve and to reward key employees for superior performance. The overall design of the compensation programs strives to balance short and long-term performance goals, with the ultimate goal being the increase of shareholder value over the long term.
Changing Regulatory Environment
     In order to more fully understand the Compensation Committee’s decisions with respect to compensation during 2009 and 2010, the Committee believes it is beneficial to understand the changing regulatory context in which these decisions were made. In some cases, the regulatory changes clearly impacted the Compensation Committee’s decisions with respect to compensation paid to the named executive officers, while in other cases the regulatory changes simply required the committee to reconfirm its existing processes and procedures for determining executive compensation.
     Due to the Company’s participation in the Treasury’s Troubled Asset Relief Program (“TARP”) by participating in the Capital Purchase Program element of TARP, the Company and certain of our employees are subject to compensation related limitations and restrictions for the period that the company continues to participate in TARP. The TARP compensation limitations and restrictions include the following:
-	Except in limited circumstances, our five most highly compensated employees (as determined on an annual basis) are prohibited from receiving cash bonus payments during the TARP period. Each of our senior executive officers, was subject to this limitation during 2009 and will be subject to the limitation during 2010.

-	Except in limited circumstances, our named executive officers and the next five most highly compensated employees (each as determined on an annual basis) will be prohibited from receiving any severance payments upon a termination of employment or any payments triggered by the occurrence of a change in control.

-	Our named executive officers and the next 20 most highly compensated employees will be subject to a “clawback” of incentive compensation if that compensation is based on materially inaccurate financial statement or performance metrics. Further, no one in this group of employees can receive any tax gross-up payment during the TARP period.

-	We will be limited to an annual deduction of $500,000 with respect to the compensation paid to each of our named executive officers.
     The TARP rules further required the Company to adopt an “Excessive or Luxury Expenditure Policy.” Our board has complied with this requirement. It is the intent of our board that the policy remains in full force and effect for the duration of the TARP period. The policy covers, in particular, entertainment or events, office and facility renovations, aviation or other transportation services and other similar items, activities or events for which the company may reasonably anticipate incurring expenses. Pursuant to the policy, such expenditures shall be deemed to be prohibited excessive or luxury expenditures to the extent such expenditures are not reasonable expenditures for staff development, reasonable performance incentives, or other similar reasonable measures conducted in the normal course of the company’s business operations. All Company employees are required to comply with the policy. Our Chief Executive Officer and Chief Financial Officer are primarily accountable for adherence to the policy and for certifying that prior approval for any expenditure requiring such prior approval was properly obtained.
     In addition to the foregoing limitations and restrictions, the TARP rules and regulations will require the Compensation Committee to undertake a semi-annual risk assessment with respect to certain of the compensation plans, programs and arrangements maintained by the Company, regardless of whether the individual employee(s) covered by the plan, program or arrangement is a named executive officer. The risk assessments are intended to reduce the chance that any employee will be incentivized to take unacceptable risks in order to maximize his or her compensation under such plans, programs and arrangements.
     Similar to the required TARP semi-annual risk assessment, in late 2009, the Board of Governors of the Federal Reserve issued proposed guidance that set forth a framework for assessing the soundness of incentive compensation plans, programs and arrangements maintained by financial institutions. Although the guidance is designated as proposed, the Federal Reserve has indicated that it expects current compliance with the guidance. The Federal Reserve’s framework focuses on balanced risk-taking incentives, compatibility with effective controls and risk management, and strong corporate governance.
     The Compensation Committee believes that an awareness and assessment of the impact of risk has always been, and will continue to be, a component of its analysis of executive compensation. As such, the committee recognizes the role of risk assessment in the overall processes and procedures for establishing such executive compensation. In this regard, the committee believes that the TARP semi-annual risk assessment and the Federal Reserve’s proposed rules will serve as a framework for reconfirming the appropriateness of the process and procedure the committee has previously followed in reaching its decisions with respect to compensation related matters.

2009 Summary Compensation Table

					All Other
Name and Principal		Salary	Bonus	Stock Awards	Compensation		Total
Position	Year	($) (1)	($)	($)	($) (2)		($)
Jerry S. Von Rohr, Chief Executive Officer of the Company, Chairman and Chief Executive Officer of Reliance Bank	2009	322,851	0	0	48,198	(3)	371,050
	2008	309,688	125,000	0	25,860		460,548
	2007	294,956	175,000	42,400	25,976		532,227

Dale E. Oberkfell, Executive Vice President and Chief Financial Officer of the Company, President and Chief Operating Officer of Reliance Bank	2009	243,601	0	0	14,482	(4)	258,084
	2008	224,423	25,000	10,550	7,530		267,503
	2007	212,193	35,000	315,800	7,994		570,987

Daniel W. Jasper, President and Chief Executive Officer of Reliance Bank, FSB(5)	2009	202,334	0	34,500	12,860	(6)	249,693
	2008	23,250 (7)	0	40,200	0		63,450
	2007	0	0	0	0		0

Daniel S. Brown, Senior Vice President of the Company, Executive Vice President of Reliance Bank	2009	181,778	0	0	13,139	(8)	194,917
	2008	171,538	25,000	21,100	11,035		228,673
	2007	145,930	35,000	29,576	9,290		219,796

William A. Springer, Executive Vice President and Chief Credit Officer of Reliance Bank (9)	2009	170,960	0	11,500	13,333	(10)	195,794
	2008	0	0	0	0		0
	2007	0	0	0	0		0

(1)	Salary amounts consist of payments received by the named executive officers during the fiscal year ended December 31, 2009. Because the Company’s payroll period does not coincide with the calendar year, and the salary payments are subject to a one-week hold back period, these amounts reflect the final salary payments due for services rendered in 2008 (received in January 2009). As such, final salary payments for services rendered in 2009 were made in January 2010.

(2)	“All Other Compensation” consists of the following: (i) for Mr. Von Rohr only, the use of an automobile owned by Reliance Bank; (ii) for Mr. Von Rohr, Mr. Brown and Mr. Springer, club membership dues; (iii) for Mr. Jasper only, moving expenses; and (iv) for all named executive officers, Company matching contributions paid to the Company’s 401(k) plan on behalf of each named executive officer, the imputed value of group life and disability insurance premiums paid on behalf of each named executive officer, the imputed value of savings from purchase of discounted stock through the Company’s ESPP and any cellular phone expenses, with Mr. Oberkell being the only executive officer with no cellular phone expenses.

(3)	Includes $11,100.00 in director fees for serving as a member of the Board of Directors for the Company, Reliance Bank, and Reliance Bank, FSB. and $15,272.85 for Mr. Von Rohr’s club memberships.

(4)	Includes $4,800 in director fees for serving as a member of Reliance Bank’s Board of Directors.

(5)	Mr. Jasper was not employed by the Company in 2007.

(6)	Includes $2,400 in director fees for serving as a member of Reliance Bank, FSB’s Board of Directors.

(7)	Mr. Jasper’s employment began effective October 31, 2008. Annualized, his salary would have been $195,000.00

(8)	Includes $5,435.01 for Mr. Brown’s club memberships.

(9)	Mr. Springer was not employed by the Company in 2008 or 2007.

(10)	Includes $5,238.50 for Mr. Springer’s club memberships.
     Compensation for Mr. Von Rohr and Mr. Oberkfell is set according to the terms of their employment agreement, more fully described in the “Employment Agreements” section below.
2009 Outstanding Equity Awards at Fiscal Year-End Table
     The following table reflects option awards outstanding as of December 31, 2009 for the named executive officers. The information below has been restated to reflect a two-for-one stock split in May 2004 and an additional two-for-one stock split in December 2006.

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options	Options	Option
	Plan Under Which	(#)	(#)	Exercise	Option
	Options Were	Exercisable	Unexercisable	Price	Expiration
Name	Granted	(1)	(2)	($)	Date
Jerry S. Von Rohr (3)	2001 Incentive Stock Option Plan	300,000		5.00	01/17/11
	2001 Non-Qualified Stock Option Plan	16,000		4.25	10/17/11
	2001 Incentive Stock Option Plan	100,000		6.25	01/17/11
	2003 Non-Qualified Stock Option Plan	16,000		6.00	01/15/13
	2003 Incentive Stock Option Plan	80,000		6.94	01/15/13
	2003 Incentive Stock Option Plan	80,000		7.94	01/15/13
	2004 Non-Qualified Stock Option Plan	18,000		7.25	07/21/14
	2003 Incentive Stock Option Plan	40,000		10.00	01/15/13
	2007 Non-Qualified Stock Option Plan	6,666	3,334	16.50	05/16/17

		656,666	3,334

Dale E. Oberkfell	2003 Incentive Stock Option Plan	40,000		8.75	01/15/13
	2003 Incentive Stock Option Plan	60,000		10.00	01/15/13
	2005 Incentive Stock Option Plan	13,333	6,667	15.00	05/16/17
	2005 Incentive Stock Option Plan	13,333	6,667	15.00	07/18/17
	2005 Incentive Stock Option Plan	1,666	3,334	15.00	01/15/18
	2005 Incentive Stock Option Plan	0	12,000	7.50	01/20/19

		128,332	28,668

Daniel S. Brown	2003 Incentive Stock Option Plan	20,000		5.38	01/15/13
	2003 Incentive Stock Option Plan	20,000		6.19	01/15/13
	2003 Incentive Stock Option Plan	20,000		8.50	01/15/13
	2005 Incentive Stock Option Plan	20,000		9.50	11/16/15
	2005 Incentive Stock Option Plan	6,666	3,334	12.50	01/17/17
	2005 Incentive Stock Option Plan	3,333	6,667	15.00	01/15/18
	2005 Incentive Stock Option Plan	0	18,000	7.50	01/20/19

		89,999	28,001

		Number of	Number of
		Securities	Securities
		Underlying	Underlying
		Unexercised	Unexercised
		Options	Options	Option
	Plan Under Which	(#)	(#)	Exercise	Option
	Options Were	Exercisable	Unexercisable	Price	Expiration
Name	Granted	(1)	(2)	($)	Date
Daniel W. Jasper	2005 Incentive Stock Option Plan	6,666	13,334	7.40	11/05/18

		6,666	13,334

(1)	All options granted prior to 2006 pursuant to the above-referenced plans became fully vested in November 2005 by action of the Board of Directors.

(2)	Options granted under the 2007 Non-Qualified Stock Option Plan begin vesting June 1, 2008.

(3)	Options granted to Mr. Von Rohr under the Non-Qualified Stock Option Plans were granted to him for his services as a director of the Company.
The following is a brief description of the material terms of the above-referenced plans:
     2001 Incentive Stock Option Plan: The 2001 Incentive Stock Option plan was approved by shareholders and expires on January 17, 2011. Key employees and officers who are full-time employees of the Company and its subsidiaries are eligible to receive grants to purchase Common Stock pursuant to this plan. Under the terms of the plan, the Company is authorized to grant options to purchase up to 800,000 shares of Common Stock. All options granted under the plan shall expire on January 17, 2011, unless earlier specified by the Board of Directors. Options issued to persons who own more than 10% of the voting shares expired under the terms of the plan on January 17, 2006. The material terms of this plan relating to options to purchase Common Stock are the same as those described above for the 1999 Incentive Stock Option Plan. Under this plan, the Board of Directors may grant participants Stock Appreciation Rights (rights to receive in exchange therefor payment by the Company of an amount equal to the excess of the fair market value of the shares subject to an option granted under the plan over the exercise price to acquire such shares). At the Board’s discretion, payment shall be made in shares of Common Stock, cash, or a combination thereof. Pursuant to action of the Board of Directors, no additional awards may be granted under this plan.
     2001 Non-Qualified Stock Option Plan: The 2001 Non-Qualified Stock Option Plan was approved by the Board of Directors on October 17, 2001. Directors and advisory directors of the Company and its subsidiaries are eligible to receive awards under this plan in the form of options to purchase Common Stock of the Company. The exercise price of options granted under this plan was, according to the terms of the plan, $4.25 per share of Common Stock, with a total of 180,000 shares available for issuance under the plan. Any option granted under this plan was immediately exercisable on the date of grant as long as such grantee had served as a director or advisory director for at least two years and such grantee holds Common Stock equal to the number of option shares granted under the plan. Options granted under this plan expire on October 19, 2011. Awards made under this plan are not assignable. If a participant ceases to be director by reason other than death or dismissal for cause, any outstanding award under the plan that has vested shall be exercisable within one year after severance or until expiration as provided by the plan, whichever is sooner unless the Board otherwise determines. If the participant shall die while serving as director or advisory director of the Company or any subsidiary, any award granted under the plan shall become fully vested and shall be exercisable by the participant’s estate or beneficiary within three years after the participant’s death or until expiration pursuant to the plan.
     2003 Incentive Stock Option Plan: The 2003 Incentive Stock Option plan was approved by shareholders and expires on January 15, 2013. Key employees and officers who are full-time employees of the Company and its subsidiaries are eligible to receive grants to purchase Common Stock pursuant to this plan. Under the terms of the plan, the Company is authorized to grant options to purchase up to 800,000 shares of Common Stock. All options granted under the plan shall expire on January 15, 2013, unless earlier specified by the Board of Directors. Options issued to persons who own more than 10% of the voting shares shall expire under the terms of the plan on January 15, 2008. The material terms of this plan relating to options to purchase Common Stock are the same as those described above for the 1999 Incentive Stock Option Plan and relating to Stock Appreciation Rights, the same as those described above for the 2001 Stock Incentive Plan. Pursuant to action of the Board of Directors, no additional awards may be granted under this plan.

     2003 Non-Qualified Stock Option Plan: The 2003 Non-Qualified Stock Option Plan was approved by the Board of Directors on January 15, 2003. Directors and advisory directors of the Company and its subsidiaries are eligible to receive awards under this plan in the form of options to purchase Common Stock of the Company. The exercise price of options granted under this plan was, according to the terms of the plan, $6.00 per share of Common Stock with a total of 240,000 shares authorized for issuance under the plan. Vesting of options awarded under this plan shall be delayed until the following conditions are satisfied: (i) any participant shall have served as director or advisory director for the Company or its subsidiaries for at least two years; (ii) the participant holds Common Stock equal to the number of option shares granted under the plan; and (iii) the participant attends a specified number of meetings of the directors or advisory directors. Options granted under this plan expire on January 15, 2013. The material terms of this plan relating to options to purchase Common Stock are the same as those described above for the 2001 Non-Qualified Stock Option Plan.
     2004 Non-Qualified Stock Option Plan: The 2004 Non-Qualified Stock Option Plan was approved by the Board of Directors on July 21, 2004. Directors and advisory directors of the Company and its subsidiaries are eligible to receive awards under this plan in the form of options to purchase Common Stock of the Company. The exercise price of options granted under this plan was, according to the terms of the plan, $7.25 per share of Common Stock, with a total of 240,000 shares available for issuance under the plan. Options granted under this plan expire on July 21, 2014. The material terms of this plan relating to options to purchase Common Stock are the same as those described above for the 2003 Non-Qualified Stock Option Plan.
     2005 Incentive Stock Option Plan: The 2005 Incentive Stock Option plan was approved by shareholders and expires on November 16, 2015. Key employees and officers who are full-time employees of the Company and its subsidiaries are eligible to receive grants to purchase Common Stock pursuant to this plan. Under the terms of the plan, the Company is authorized to grant options to purchase up to 800,000 shares of Common Stock. Options granted under the plan shall expire ten years after the date of grant, unless earlier specified by the Board of Directors. Options issued to persons who own more than 10% of the voting shares shall expire five years after the date of grant. The material terms of this plan relating to options to purchase Common Stock are the same as those described above for the 1999 Incentive Stock Option Plan and relating to Stock Appreciation Rights, the same as those described above for the 2001 Stock Incentive Plan.
     The Company also maintains a 2005 Non-Qualified Stock Option Plan. While no named executive officer received grants under this plan, following are the material terms of such plan:
     2005 Non-Qualified Stock Option Plan: The 2005 Non-Qualified Stock Option Plan was approved by the Board of Directors on August 1, 2005. Directors and advisory directors of the Company and its subsidiaries are eligible to receive awards under this plan in the form of options to purchase Common Stock of the Company. The exercise price of options granted under this plan is $0.75 per share above the fair market value on the date of grant, according to the terms of the plan, with a total of 100,000 shares available for issuance under the plan. Options granted under this plan expire on August 1, 2015. The material terms of this plan relating to options to purchase Common Stock are the same as those described above for the 2003 Non-Qualified Stock Option Plan.
     2007 Non-Qualified Stock Option Plan: The 2007 Non-Qualified Stock Option Plan was adopted by the Board of Directors on May 16, 2007. Directors and advisory directors of the Company and its subsidiaries are eligible to receive awards under this plan in the form of options to purchase Common Stock of the Company. The exercise price of options granted under this plan is $1.50 per share above the fair market value on the date of the grant, according to the terms of the plan, with a total of 200,000 shares available for issuance under the plan. Options under this plan expire on May 16, 2017. The material terms of this plan relating to options to purchase Common Stock are the same as those described above for the 2003 Non-Qualified Stock Option Plan.
     Employment Agreements
     Jerry S. Von Rohr
     Pursuant to the terms of his employment agreement executed in 1998, as amended, Mr. Von Rohr serves as Chairman, President and Chief Executive Officer of the Company for consecutive three-year periods, which began

September 1, 2002, unless the Company or Mr. Von Rohr terminates by giving written notice to the other not less than 60 days before September 1 of each year.
     According to his employment agreement, Mr. Von Rohr shall receive (i) a salary of not less than $135,000 per year and each year thereafter to reflect the increase in the Consumer Price Index for All Urban Consumers; (ii) any increases granted by the Board of Directors from time to time; (iii) fees paid for services as a director of any entity; (iv) such bonus, if any, as may be awarded by the Board of Directors or Board committee; (v) reimbursement of reasonable travel and other work-related expenses; and (vi) participation in any health, disability, life insurance, stock option plan employee benefit plan, profit-sharing plan and retirement plan programs that are generally available to all employees.
     In the event of a change in control, as defined in his employment agreement, Mr. Von Rohr’s employment agreement may be terminated by either party giving six months written notice to the other. There are no provisions for post-termination or change in control payments.
     Mr. Von Rohr is also subject to non-compete and non-disclosure obligations pursuant to his employment agreement.
     In June 1999, Mr. Von Rohr’s employment agreement was assigned by the Company to Reliance Bank, its subsidiary. Mr. Von Rohr also serves as Chairman, President and Chief Executive Officer of Reliance Bank on the same terms and conditions.
     In December 2005, the Compensation Committee agreed to the following terms governing certain elements of Mr. Von Rohr’s compensation through 2008: (i) in 2005, he received a cash bonus of $150,000; (ii) his base compensation for 2006, 2007 and 2008 is set at $250,000, $275,000 and $300,000, respectively. Furthermore, for 2006 through 2008, Mr. Von Rohr was able to receive options to purchase a minimum of 10,000 shares and a maximum of 60,000 shares of Common Stock (adjusted to reflect the December 2006 two-for-one stock split). The Compensation Committee, in its discretion, may elect to award him cash bonuses in lieu of these options to purchase Common Stock.
     For 2009, the Compensation Committee established Mr. Von Rohr’s base salary at $325,000 for the year. Mr. Von Rohr did not receive any options to purchase shares of Common Stock during 2009.
Dale E. Oberkfell
     Mr. Oberkfell serves as Executive Vice President and Chief Financial Officer of the Company and as President and Chief Operating Officer of Reliance Bank according to the terms of his employment agreement. Mr. Oberkfell’s employment with the Company and Reliance Bank will continue unless terminated by any party.
     As consideration for his employment, Mr. Oberkfell is paid a minimum base salary of $188,000 per year, subject to the Board’s review. Mr. Oberkfell is eligible for a bonus each year, as determined by the Board and in accordance with any TARP regulations. Upon commencement of his employment, Mr. Oberkfell was granted options to purchase the Company’s Common Stock, and under the terms of the agreement, he will be granted the following options to purchase additional Common Stock: (i) an option to purchase 20,000 shares of Common Stock at the beginning of his third year of employment with the Company at fair market value on the date of grant; and (ii) an option to purchase 20,000 shares of Common Stock when the Company has consolidated assets in excess of $1 billion at fair market value on the date of grant. If Mr. Oberkfell’s employment is terminated by the Company or Reliance Bank without cause or by him for good reason, as defined in the agreement, or by reason of his death or disability, all outstanding options will become fully vested and exercisable for no less than 90 days following such termination.
     Mr. Oberkfell is entitled to the same employee benefits, including life insurance, health and disability benefits, and any additional benefits that the Company makes available for senior executive officers and is reimbursed for reasonable business expenses.

     In the event that a change in control, as defined in this employment agreement, had occurred during the first two years of his employment and Mr. Oberkfell was not retained under an employment agreement lasting at least 18 months by the acquiring party in a comparable position at his then-current compensation, he would have been entitled to receive a lump sum payment equal to the lesser of (i) 2.99 times his average annual compensation for his employment period; or (ii) the maximum amount that the Company and Reliance Bank could have paid him without being subject to the imposition of any additional tax under Section 280G of the Internal Revenue Code, as amended. If there is a change in control during Mr. Oberkfell’s third year of employment, and he is not retained as described above, Mr. Oberkfell will be entitled to receive a lump sum payment equal to the lesser of (i) 1.5 times his average annual compensation; or (ii) the maximum amount as stated in (ii) above.
     The Company may terminate Mr. Oberkfell’s employment at any time upon 30 days prior written notice. If his employment is terminated for cause, as defined in the agreement, he will receive his compensation through the end of the 30-day notice period. If his employment is terminated by reason of his death or disability, Mr. Oberkfell’s compensation and benefits will cease. If Mr. Oberkfell’s employment is terminated by the Company without cause or he terminates for good reason, as defined in the agreement, he will be entitled to receive a lump sum payment equal to one of the following multiples (as applicable) of his aggregate compensation from the Company and Reliance Bank during the 12-month period preceding the termination of his employment: (i) if termination had occurred less than one year after his employment commenced, the multiplier would have been 2.99; (ii) if termination would have occurred one year or more but less than two years after his employment commenced, the multiplier would have been 2.0; (iii) if termination occurs two years or more but less than three years after his employment commenced, the multiplier will be 1.5; (iv) if termination occurs more than three years but less than five years after his employment commenced, the multiplier will be 1.0; and (v) if termination occurs five years or more after his employment commenced, he shall not receive any payment.
     Mr. Oberkfell is also subject to non-compete and non-disclosure obligations pursuant to his employment agreement.
     Post-Termination/Change-in-Control Payments
     Mr. Oberkfell is entitled to receive certain payments upon termination of his employment depending on the triggering termination event, as described in the “Employment Agreements” section above. The following is a description of the triggering events:
     Cause: Pursuant to Mr. Oberkfell’s employment agreement, the term “cause” with respect to an employee shall mean: (i) the employee is engaged in conduct that is materially damaging or detrimental to the Company or Reliance Bank; (ii) the employee has acted with personal dishonesty in connection with the performance of his duties as an employee of the Company or Reliance Bank or has breached his fiduciary duty to either; (iii) the employee has willfully violated any law, rule or regulation (other than routine traffic violations or similar offenses), which is materially damaging or detrimental to the Company or Reliance Bank; (iv) the employee is convicted, or enters a plea of guilty or no contest to, a felony or to any other crime involving moral turpitude or engages in actions which subject him to discipline by banking industry regulators; or (v) the employee is found to have prohibited or regulated substances in his system or is impaired by alcohol while working.
     Change in Control: Under the terms of his employment agreement, a “change in control” shall be deemed to have occurred if: (i) any person (other than the Company or any entity owned directly or indirectly by the shareholders of the Company in substantially the same proportions as their ownership of voting securities of the Company) becomes the beneficial owner, director or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding voting securities; (ii) if the Company then has a classified Board of Directors, during any period of 24 consecutive months (or the time period between any three annual meetings of the shareholders where directors are elected, if longer), individuals who at the beginning of such period constitute the Board of Directors of the Company, plus any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iv) or (v) of this definition) whose appointment by the Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; (iii) if the Company

does not then have a classified Board of Directors, during any period of 12 consecutive months (or the time period between any two annual meetings of the shareholders where directors are elected, if longer), individuals who at the beginning of such period constitute the Board of Directors of the Company, plus any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in (i), (iv) or (v) of this definition whose appointment by the Board of Directors or whose nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of Directors of the Company; (iv) the Company consummates a merger or consolidated of the Company with any other entity other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company or similar transaction in which no person acquires more than 50% of the combined voting power of the Company’s then-outstanding voting securities; or (v) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.
     Good Reason: According to his employment agreement, an employee shall be deemed to have “good reason” to terminate his employment in the event that (i) the employee’s base salary was reduced by more than 10%, unless the employee consents; (ii) the employee’s participation in bonus or benefits plans is materially reduced, other than due to modifications made to employees generally; (iii) the employee is required to relocate his primary place of business to a location greater than 25 miles from the Company’s principal executive offices or his place of employment, without his consent; or (iv) employee’s responsibilities, title and status are materially reduced without his consent.
     Long-Term Disability: Mr. Oberkfell’s employment agreement states that an employee shall be deemed to have commenced a “long-term disability” (referred to throughout this section as “disability”) if (i) the employee cannot perform the essential functions of his employment position, with or without reasonable accommodation for his disability; or (ii) the employee cannot perform the essential functions of his employment position without an accommodation that would be an undue hardship for the Company to provide, which condition is expected to continue for at least six months.
PROPOSAL 3 REQUIRING YOUR VOTE
ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION
     The Emergency Economic Stabilization Act of 2008 (“EESA”) included a provision requiring Treasury Capital Purchase Program participants, during the period in which any obligation arising from assistance provided under the program remains outstanding, to permit a separate shareholder vote to approve the compensation of executives as disclosed pursuant to the compensation rules of the Securities and Exchange Commission. The Securities and Exchange Commission recently promulgated rules implementing this requirement of EESA. This requirement applies to any proxy, consent, or authorization for an annual or other meeting of the participant’s shareholders. Pursuant to Section 111(e) of EESA and the recently promulgated rules, the shareholder vote is not binding on the Board of Directors and may not be construed as overruling any decision by the participant’s Board of Directors.
     The overall objectives of the Company’s compensation decisions have been to align executive officer compensation with the success of meeting long-term strategic operating and financial goals.
     Accordingly, because we are a participant in the TARP program, the following resolution is submitted for shareholder approval:
     RESOLVED, that Reliance Bancshares, Inc.’s shareholders approve its executive compensation, as set forth in the section captioned “Executive Compensation,” contained in the Company’s proxy statement for the 2010 Annual Meeting.

     Your vote is advisory and will not be binding upon the Board of Directors. However, the Board will take into account the outcome of the vote when considering future compensation decisions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL.
INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS
     The Company and its Banks have conducted, and expect to continue the practice of conducting, banking transactions in the ordinary course of business with their directors, executive officers, employees, and affiliates or family members of those entities, including but not limited to corporations, limited liability companies, partnerships or other organizations in which directors and executive officers have or will have a controlling interest, on substantially the same terms (including pricing, collateral requirements, interest rates and term length) as those then existing at the time and offered to unrelated parties. The Company does not expect these banking transactions to present more than the normal risk of collectability nor present other unfavorable terms to the Company and the Banks. Any loans made to this group of persons or entities comply with Regulation O as promulgated by the Federal Reserve Board, which includes limiting the aggregate amount that can be loaned to the Banks’ directors and executive officers in their individual capacities, complying with the Banks’ lending policies and statutory lending limits, and directors having a personal interest in a loan application recusing themselves from voting on its approval.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Exchange Act, requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. Mr. Keeley failed to timely file one report in fiscal 2009. Such report related to the sale of the Company’s securities in one transaction. A report was subsequently filed on Form 4 by Mr. Keeley to report the transaction.
OTHER MATTERS
     The Board of Directors is not aware of any other matters which will be presented for consideration at the meeting. However, the proxies may be voted with discretionary authority with respect to any other matter that may properly come before the meeting.
SHAREHOLDER PROPOSALS FOR 2011 ANNUAL MEETING
     Proposals by shareholders intended to be presented at the Company’s 2011 Annual Meeting of Shareholders must be received by the Company not later than December 31, 2010, for consideration for inclusion in the proxy statement relating to that Meeting.
     The By-Laws of the Company include provisions requiring advance notice of a shareholder’s nomination of members of the Board of Directors. To be timely such notice must be received by the Corporate Secretary of the Company not more than 90 days and not less than 60 days before the date of the 2011 Annual Meeting of Shareholders, or by the 10th day following the day on which public disclosure of the annual meeting date was made. Any request proposal made after such date will be considered untimely.

April 1, 2009
Jerry S. Von Rohr
Chairman and Chief Executive Officer Reliance Bancshares, Inc.

APPENDIX A
RELIANCE BANCSHARES, INC.
AUDIT COMMITTEE CHARTER
COMMITTEE’S PURPOSE
     The Audit Committee (“Committee”) of Reliance Bancshares, Inc. (the “Company”) is appointed by the Board of Directors (“Board”) to assist the Board in monitoring and overseeing (1) the integrity of the financial statements of the Company, (2) compliance by the Company with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence, (4) performance of the Company’s internal and independent auditors, and (5) the business practices and ethical standards of the Company including it’s Code of Ethics Policy. The Committee is also directly responsible for (a) the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, and (b) the preparation of the report that the United States Securities and Exchange Commission (“Commission”) requires to be included in the Company’s annual proxy statement. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are presented fairly in all material respects in accordance with generally accepted accounting principles. These are the responsibility of management and the independent auditor.
COMMITTEE MEMBERSHIP
     Independence. The Committee shall consist of three or more members of the Board of Directors, each of whom shall be independent. Independence shall be determined as to each member by the full Board. To be considered independent, each Committee member must meet the independence requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations of the Commission. Determination of independence shall be made by the Board in the exercise of its business judgment. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies.
     Financial Literacy. All members of the Committee shall be financially literate, as defined by the Commission, or must become financially literate within a reasonable period of time after their appointment to the Committee, and at least one member of the Committee shall be an audit committee financial expert, as determined in the judgment of the Board with reference to applicable law and regulations and shall serve as the Committee Chairperson.
COMMITTEE COMPOSITION
     The members of the Committee shall be nominated by the Nominating & Governance Committee and elected by the Board at the annual organizational meeting of the Board and shall serve until their successors shall be duly elected and qualified.
     The Chairperson is nominated by the Nominating & Governance Committee and elected by the full Board. Officers and/or directors of the subsidiary bank(s) and thrift(s) that meet with the Committee shall be designed or approved by the Company Committee members.
MEETINGS
     The Committee shall meet at least quarterly or more frequently as circumstances dictate at the call of the Chairperson. Meetings may be in person or by telephone conference call as needed to conduct the business of the Committee. The Committee shall keep minutes of all of its meetings. The Committee may also take action by the unanimous written consent of the members in the absence of a meeting. The Committee shall meet periodically with management, the internal auditors and the independent auditor in separate executive sessions.
     The Committee shall permit officers and/or directors of the Company’s subsidiary bank(s) and thrift(s) and the Company’s internal auditor to attend its meetings, as determined by the Chairperson, in order to fulfill the audit requirements of those entities. These persons shall be non-voting members of the Committee and shall report to the Boards of Directors of the subsidiaries they represent regarding audit matters.

COMMITTEE AUTHORITY AND RESPONSIBILITIES
     The Audit Committee shall have the authority (1) to exercise all powers with respect to the appointment, compensation, retention and oversight of the work of the independent auditor for the Company and its subsidiaries, (2) to retain special legal, accounting or other consultants to advise the Committee and to pay the fees of such advisors and (3) to determine the amount of funds it needs to operate and direct the Chief Financial Officer (“CFO”) to make such funds available. As part of its oversight role, the Committee may investigate any matter brought to its attention, with the full power to retain outside counsel or other experts for this purpose. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultant to, the Committee. Without limiting the generality of the foregoing, the Audit Committee shall:
Financial Statement And Disclosure Matters
1.	Review and discuss prior to public dissemination the annual audited and quarterly unaudited financial statements with management and the independent auditor, including major issues regarding accounting, disclosure and auditing procedures and practices as well as the adequacy of internal controls that could materially affect the Company’s financial statements. In addition, the review shall include the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Based on the annual review, the Audit Committee shall recommend inclusion of the financial statements in the Annual Report on Form 10-K to the Board.

2.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including any significant changes in the Company’s selection or application of accounting principles, any major issues as to the adequacy of the Company’s internal controls and any special steps adopted in light of material control deficiencies.

3.	Review and discuss reports from the independent auditors on:
A.	All critical accounting policies and practices to be used.

B.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

C.	Other material written communications between the independent auditor and management, such as any management letter.
4.	Discuss with management the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally consisting of discussing the types of information to be disclosed and the types of presentations to be made.

5.	Discuss with management and the independent auditor the effect on the Company’s financial statements of significant regulatory and accounting initiatives as well as off-balance sheet structures.

6.	Discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

7.	Review with the independent auditor any audit problems or difficulties and management’s response, including, but not limited to (1) any restrictions on the scope of the auditor’s activities, (2) any restriction on the access of the independent auditor to requested materials, (3) any significant disagreements with management and (4) any audit differences that were noted or proposed by the auditor but for which the Company’s financial statements were not adjusted (as immaterial or otherwise). The Committee will resolve any disagreements between the auditors and management regarding financial reporting.

8.	Review disclosures made to the Audit Committee by the Company’s Chief Executive Officer (“CEO”) and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of disclosure controls and procedures and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.	Discuss at least annually with the independent auditor the matters required to be discussed by Statement of Auditing Standards No. 61-Communication with Audit Committees.

10.	Prepare the Audit Committee report that the Commission requires to be included in the Company’s annual proxy statement and review the matters described in such report.

11.	Obtain quarterly assurances from the senior internal auditor and management that the system of internal controls is adequate and effective. Obtain annually a report from the independent auditor, with attestation, regarding management’s assessment of the effectiveness of the internal control structure and procedures for financial reporting.
Responsibility For The Company’s Relationship With The Independent Auditor
12.	Be solely responsible for the appointment, compensation, retention and oversight of the work of the independent auditors employed by the Company. The independent auditor shall report directly to the Audit Committee. If the appointment of the independent auditors is submitted for any ratification by stockholders, the Audit Committee shall be responsible for making the recommendation of the independent auditors to the Board.

13.	Review, at least annually, the qualifications, performance and independence of the independent auditor. In conducting such review, the Committee shall obtain and review a report by the independent auditor describing (1) the firm’s internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm or by any formal investigation by governmental or professional authorities regarding services provided by the firm which could affect the financial statements of the Company, and any steps taken to deal with any such issues, and (3) all relationships between the independent auditor and the Company that could be considered to bear on the auditor’s independence. This evaluation shall include the review and evaluation of the lead partner of the independent auditor and shall ensure the rotation of partners in accordance with Commission rules and the securities laws. In addition, the Committee shall consider the advisability of regularly rotating the audit firm in order to maintain the independence between the independent auditor and the Company.

14.	Approve in advance any audit or permissible non-audit engagement or relationship between the Company and the independent auditors. The Committee shall establish guidelines for the retention of the independent auditor for any permissible non-audit services. The Committee hereby delegates to the Chairman of the Committee the authority to approve in advance all audit or non-audit services to be provided by the independent auditor if presented to the full Committee at the next regularly scheduled meeting.

15.	Meet with the independent auditor prior to the audit to review the planning and staffing of the audit including the responsibilities and staffing of the Company’s internal audit department personnel who will assist in the audit.

16.	Recommend to the Board policies for the Company’s hiring of employees or former employees of the independent auditor who participated in any capacity in the audit of the Company.
Oversight Of The Company’s Internal Audit Function
17.	Review the appointment and replacement of the senior internal auditor of the Company.

18.	Review the activities and organizational structure of the internal auditing department and the significant reports to management prepared by the internal auditing department and management’s responses.

19.	Discuss with the independent auditor and management the internal audit department responsibilities, budget and staffing and any recommended changes in the planned scope of the internal audit department.

Compliance Oversight Responsibility
20.	Obtain from the independent auditor assurance that Section 10A(b) of the Securities Exchange Act of 1934, as amended, has not been implicated.

21.	Obtain reports from management and the Company’s senior internal auditing executive that the Company is in conformity with applicable legal requirements and the Company’s Code of Ethics Policy. Review disclosures required to be made under the securities laws of insider and affiliated party transactions. Advise the Board with respect to the Company’s policies and procedures regarding compliance with applicable laws and regulations and with the Company’s Code of Ethics Policy.

22.	Establish and maintain procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters. Also, the Committee shall maintain a system for the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting, internal controls or auditing matters.

23.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

24.	Review at least annually legal matters with the Company’s counsel that may have a material impact on the financial statements, the Company’s compliance policies, including but not limited to the Foreign Corrupt Practices Act, and any material reports or inquiries received from regulators or governmental agencies.
Other
25.	Report regularly to the Board with respect to any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the internal audit function.

26.	Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

27.	Perform an annual performance self-evaluation and prepare an annual report for inclusion in the Company’s proxy statement.

APPENDIX B
RELIANCE BANCSHARES, INC.
COMPENSATION COMMITTEE CHARTER
AS AMENDED MARCH 17, 2009

COMMITTEE’S PURPOSE
          The Compensation Committee (the “Committee”) of Reliance Bancshares, Inc. (the “Company”) is appointed by the Board of Directors to discharge the Board’s responsibilities relating to compensation of the Company’s directors and executive officers. The Committee has overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company. The Committee is also responsible for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.
COMMITTEE MEMBERSHIP
          The Committee shall consist of no fewer than three (3) members. The members of the Committee shall be outside, independent directors as determined by the full Board, in the exercise of its business judgment, one of whom shall be designated as the Chairperson. The members of the Committee shall be directors of the Company and shall be nominated by the Nominating & Governance Committee and elected by the full Board of Directors. Committee members shall serve for a period of one year unless a member resigns or is replaced by the Board of Directors and a successor is appointed.
MEETINGS
          The Committee shall meet at least twice each year as determined by the Chairperson and at other times as necessary to carry out its responsibilities. Meetings can be called by any member of the Committee. Meetings may be in person or by telephone as needed to conduct the business of the Committee.
COMMITTEE AUTHORITY AND RESPONSIBILITIES
1.	The Committee shall have the sole authority to retain and terminate any legal counsel or other consultant to be used to assist in the evaluation of director or executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Committee shall also have authority to obtain advice and assistance from internal or external legal, accounting or other advisors and the sole authority to approve the payment of the advisor’s fees and other retention items. All fees and other retention items for compensation consultants, internal or external legal, accounting or other advisors shall be paid by the Company.

2.	The Chief Executive Officer. The Committee shall consider corporate goals and objectives relevant to the Chief Executive Officer’s compensation. In determining the Chief Executive Officer’s compensation, the Committee should consider the Company’s performance goals, the value of similar incentive awards to the chief executive officers at comparable companies, and the awards given to the Company’s Chief Executive Officer in past years. The Compensation Committee shall have the sole authority to approve, amend or terminate for the Chief Executive Officer of the Company the following compensation levels based on this evaluation: (a) annual base salary level, (b) annual incentive opportunity level, (c) long-term incentive opportunity level, (d) employment agreements or severance arrangements, and (e) any special or supplemental benefits, subject to approval by the full Board.

3.	Other Executives. The Committee shall, in consultation with the Chief Executive Officer, annually review and have the sole authority to approve, amend or terminate for the executives of the Company, other than the Chief Executive Officer, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements or severance arrangements, and (e) any special or supplemental benefits, subject to approval by the full Board.

4.	Directors. The Committee shall have the sole authority to approve, amend or terminate for directors (a) the annual compensation, and (b) any additional compensation for service on committees of the Board, service as a committee chairman, service as presiding director of the executive sessions of the Board, meeting fees or any other benefit payable by virtue of the director’s position as a member of the Board of Directors, subject to approval by the full Board.

5.	Compensation and Benefit Plans. The Committee shall have the sole authority to approve, amend or terminate incentive-compensation plans and any qualified equity-based plans, including the approval, amendment or termination of any tax-qualified plan, subject to approval by the full Board. The Committee shall have the sole authority to appoint and remove various plan Trustees, appoint and remove members of any Administrative Committee; and to appoint and remove any Plan Administrator, subject to approval by the full Board.

6.	Ratification Required by the Board. The following shall also be presented as a recommendation to the full Board and approved by the full Board: (i) any action, including, but not limited to, the adoption or amendment of any non-qualified equity compensation plan, that is required by law or regulation to be submitted to the stockholders of the Company for approval, and (ii) any approval, amendment or termination of change in control agreements/provisions related to the directors or officers of the Company. In the event any recommendation of the Committee is not approved by the Board, the recommended action must be returned to the Committee for further consideration. Any future Committee recommendation regarding such item must, again, be presented to the full Board for its approval. For the purpose of this Charter, a “non-qualified equity compensation plan” shall mean any plan that does not meet the requirements of Sections 401(a), 423 or 424 of the Internal Revenue Code, as amended or the definition of an “excess benefit plan” within the meaning of Section 3(36) of the Employee Retirement Income Security Act.

7.	Annual Report. The Committee shall produce an annual report on executive compensation for inclusion in the Company’s proxy statement.

8.	Competitive Compensation Position. The Committee shall annually review market data to assess the Company’s competitive position for each component of executive compensation (especially base salary, annual incentives, long-term incentives, and supplemental executive benefit programs) by reviewing market data for appropriate peer companies.

9.	Cash Effect. The Committee shall monitor the cumulative cash effect on the Company caused by bonus, options and other cash-based incentive plans of the Company, especially in relation to the Company’s net income for the applicable year(s).

10.	Stock Ownership Policy. The Committee may establish and monitor the stock ownership policy with regard to the officers and directors of the Company, subject to approval by the full Board and monitor compliance with this policy.

11.	Executive Session. The Committee shall determine which officers of the Company or other visitors to invite to the Committee’s meetings, if any. In the sole discretion of the Chairperson, the Committee may meet in executive session at any time.

12.	Report to the Board. Following each action by the Committee, the Committee shall make a report to the full Board at the next regularly scheduled meeting of the full Board, for consideration or approval, as required.

13.	Charter Review. The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance. The results of such self-assessment shall be presented to the Board of Directors at its next meeting.

14.	Delegation/Written Consent. The Committee may form and delegate authority to subcommittees when it determines that such action is appropriate under the circumstances; and the Committee may take action in the absence of a meeting by unanimous written consent of all members.

15.	TARP Regulations. The Committee must comply with any and all sections of the Emergency Economics Stabilization Act of 2008 (“EESA”) and any other requirements as amended by ARRA, June, 2009 IFR amendments and December, 2009 Technical Corrections, regarding participation in the United States Treasury’s Capital Purchase Program (“CPP”). Reliance Bank has received TARP funds under the CPP and, therefore, must adhere to the EESA, specifically section 111(b)(2), which regulates a financial institution’s Compensation Committee. Any bonus or incentive compensation paid to named executive officers during the period that the U.S. Treasury owns the TARP securities will be subject to recovery or “clawback” by the company or its affiliates if the payments were based on materially inaccurate financial statements or any other materially inaccurate performance metric criteria, all within the meaning of Section 111(b) of the EESA and the CPP Guidance. Thus, the Committee must:
1)	Review, within 90 days of February 13, 2009 (the receipt date of the TARP funds), any Senior Executive Officer incentive compensation arrangements with the Bank’s senior risk officers, or other personnel acting in a similar capacity, to ensure that the Senior Executive Officer incentive compensation arrangements do not encourage the Officers to take unnecessary and excessive risks that threaten the value of the Bank. Senior Executive Officer is defined as a “named executive officer” as defined in Item 402 of Regulations S-K under the federal securities laws (17 CFR 229.402). For Reliance Bank’s purposes, that will include the Chief Executive Officer, Chief Financial Officer and the three highest compensated senior officers who are not the CEO or CFO; and

2)	Review any Senior Executive Officer incentive compensation arrangements to ensure that a provision is included for the recovery by Reliance Bank of any bonus or incentive compensation paid to a Senior Executive Officer based on statements of earnings, gains or other criteria that are later proven to be materially inaccurate; and

3)	Review any Senior Executive Officer incentive compensation arrangements to ensure that there are no “golden parachutes” included for the Officer; and

4)	Certify, in a written statement, that the Committee has reviewed with the Bank’s senior risk officers, the Senior Executive Officer incentive compensation arrangements for compliance with the above mentioned regulations; and

5)	Meet annually hereafter with senior risk officers, or individuals acting in a similar capacity, to discuss and review the relationship between Reliance Bank’s risk management policies and practices and the Senior Executive Officer incentive compensation arrangements.
16.	Additional Activities. The Committee shall perform any other activities consistent with this Charter, the Company’s By-laws and applicable law, as the Committee deems appropriate to carry out its assigned duties or as requested by the Board.

[This page left blank intentionally]

APPENDIX C
RELIANCE BANCSHARES, INC.
NOMINATING & GOVERNANCE COMMITTEE CHARTER
COMMITTEE’S PURPOSE
     The Nominating & Governance Committee (the “Committee”) of Reliance Bancshares, Inc. (“Reliance”) is appointed by the Board of Directors (the “Board”) to assist the Board in identifying qualified individuals to become directors, recommend to the Board qualified director nominees for election at the stockholders’ annual meeting, determine membership on the Board committees, recommend corporate governance guidelines and oversee annual self-evaluations by the Board. The Board will evaluate the Nominating & Governance Committee annually.
COMMITTEE MEMBERSHIP
     The Committee members shall be appointed, and may be replaced, by the Board. The Committee shall consist of no fewer than three (3) outside, non-management directors as determined by the Board in the exercise of its business judgment. The Board shall appoint the Chairperson of the Committee.
MEETINGS
     The Committee shall meet as often as necessary to carry out its responsibilities. Any Committee member may request the Chairperson of the Committee to call a meeting. The Chairperson of Committee shall report on any Committee meeting held at the next regularly scheduled Board meeting following the Committee meeting. Committee members shall serve for a period of one year unless a member resigns or is replaced by the Board of Directors and a successor is appointed. The Committee will keep minutes of each of its meetings.
COMMITTEE AUTHORITY AND RESPONSIBILITIES
1.	The Committee shall evaluate the size of the Board, develop criteria for Board membership and evaluate the independence and qualifications of existing and prospective directors.

2.	The Committee shall recommend to the Board director nominees for election at the stockholders’ annual meeting and shall take into account potential director nominees proposed by stockholders.

3.	Prior to nominating an existing director for re-election to the Board, the Committee shall consider and review with respect to each existing director:
a.	Board and committee meeting attendance and performance;

b.	length of Board service;

c.	experience, skills and contributions that the existing director brings to the Board;

d.	independence; and

e.	any significant change in status.
4.	In the event that a director vacancy arises, the Committee shall seek and identify a qualified director nominee to be recommended to the Board for either appointment by the Board to serve the remainder of the term of the director position that is vacant and/or election at the stockholders’ annual meeting.

5.	A director nominee shall meet such director qualifications as may from time to time be established by the Board, including that the director nominee possess personal and professional integrity, has good business judgment, relevant experience and skills and will be an effective director in conjunction with the full Board in collectively serving the long-term interests of the Company’s stockholders.

C-1

6.	The Committee shall have the sole discretion and authority to retain any search firm to assist in identifying director candidates, retain outside counsel and/or any other internal or external advisors and approve all related fees and retention terms.

7.	The Committee shall review the Board’s committee structure (including the nature, structure and operations of other Board committees) and recommend to the Board for its approval directors to be appointed as members on each Board committee. Prior to recommending the re-appointment of a director to a Board committee, the Committee shall review the existing director’s independence, if required, skills, Board committee meeting attendance, performance and contribution, and his or her fulfillment of committee responsibilities. If a vacancy on a Board committee occurs, the Committee shall recommend a director with relevant experience and skills, and who is independent, if required by the committee charter, to be appointed to fill the vacancy.

8.	The Committee shall review shareholder proposals duly and properly submitted to the Company and recommend appropriate action by the full Board.

9.	The Committee shall review any proposed amendments to the Company’s Restated Articles of Incorporation and Bylaws and recommend appropriate action by the full Board.

10.	The Committee shall monitor the Board’s and Company’s compliance with any commitments made to the Company’s regulators or otherwise regarding changes in corporate governance practices and requirements under applicable laws and regulations and make recommendations to the full Board.

11.	The Committee shall recommend to the Board for its approval corporate governance guidelines. The Committee will review annually the Company’s corporate governance guidelines practices and recommend any proposed changes to the Board for approval.

12.	The Committee shall develop and recommend to the Board for its approval an annual self-evaluation process for the full Board that will be conducted and overseen by the Committee. The Committee shall report to the full Board, following the end of each fiscal year, the results of the annual self-evaluation, including any comments from the self-evaluations. However, any comments from the self-evaluations regarding individual directors shall be reported to the Chairman, and CEO and if necessary, to the relevant committee chairman.

13.	The Committee shall oversee and review the Company’s process for providing information to the Board, assessing channels through which information is received, and the quality and timeliness of the information received and make recommendations to managements regarding same.

14.	The Committee shall develop with management and monitor the process of orienting new directors and continuing education for existing directors.

15.	The Committee shall annually review its own performance by distributing to its members a written self-assessment.

16.	Any concerns regarding non-financial matters that are reported pursuant to the Company’s anonymous reporting system that the Audit Committee refers to the Committee shall be reviewed and investigated by the Committee.

17.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

C-2

RELIANCE BANCSHARES, INC. 10401 Clayton Road Frontenac, Missouri 63131 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jerry S. Von Rohr and Fortis M. Lawder, and each of them, with or without the other, attorneys and proxies, with full power of substitution, to vote all of the shares of Class A Common Stock, $0.25 par value, of Reliance Bancshares, Inc. which the undersigned is entitled to vote at the Twelfth Annual Meeting of Shareholders of said Company to be held at the Frontenac Hilton, 1335 South Lindbergh Boulevard, Saint Louis, Missouri 63131, on Tuesday, May 4, 2010, at 6:00 p.m., local time, and at any adjournments thereof: (1) as hereinafter specified upon the proposals listed below and as more particularly described in the Corporation’s proxy statement, receipt of which is hereby acknowledged; and (2) in their discretion upon such other matters as may properly come before the Annual Meeting of Shareholders. A VOTE FOR THE FOLLOWING PROPOSALS IS RECOMMENDED BY THE BOARD OF DIRECTORS. 1. Election of four (4) Class II Directors listed below, for terms of three (3) years each or until their successors shall have been duly elected and qualified: ? For all nominees listed ? Withhold Authority below (except as marked to vote for all to the contrary). nominees listed below. Class II — Messrs. Earl G. Lindenberg, Scott A. Sachtleben, James E. SanFilippo and David R. Spence To withhold authority to vote for any individual nominee, write that person’s name below: Ratification of the appointment of Cummings, Ristau & Associates, P.C. as independent certified public accountants for the fiscal year ending December 31, 2010: ? For ? Against ? Abstain Approval of a non-binding advisory proposal on compensation of certain executive officers: ? For Approval ? Against ? Abstain 4. On any other matter that may be submitted to a vote of the shareholders. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the proxy will be voted FOR Proposals 1, 2 and 3. If any other business is presented at the meeting, this proxy will be voted in accordance with the recommendation of management. (YOU ARE REQUESTED TO COMPLETE, SIGN, AND RETURN THIS PROXY PROMPTLY) Dated:, 2010 Signature Signature if held jointly Please Print Name(s) IMPORTANT: Please sign this proxy and sign exactly as your name(s) appears on your stock certificate. If stock is held jointly, signature should include both names. Personal Representatives, administrators, trustees, guardians, corporate officers, and others signing in a representative capacity should so indicate.